Exhibit 4.2

U.S. SHIPPING PARTNERS, L.P. AND U.S. SHIPPING FINANCE CORP.

AS ISSUERS

and

EACH OF THE GUARANTORS PARTY HERETO

13% SENIOR SECURED NOTES DUE 2014

INDENTURE

DATED AS OF AUGUST 7, 2006

WELLS FARGO BANK, N.A., AS

TRUSTEE

CROSS-REFERENCE TABLE1

Trust Indenture Act Section		Indenture Section

310	(a)(l)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(2)	7.06, 7.07
	(c)	7.06, 13.02
	(d)	7.06
314	(a)	4.03, 13.02, 13.05
	(a)(4)	4.03
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(e)	13.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05, 13.03
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(l)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	13.01
	(b)	N/A
	(c)	13.01

N.A. means not applicable.

[1] This Cross-Reference Table is not part of this Indenture.

i

          INDENTURE dated as of August 7, 2006 between U.S. Shipping Partners, L.P., a Delaware limited partnership (the “Company”), U.S. Shipping Finance Corp., a Delaware corporation (“Finance Corp.”, and together with the Company, the “Issuers”), each entity listed on Schedule I hereto (each a “Guarantor”, and collectively, the “Guarantors”) and Wells Fargo Bank, N.A., a national banking association, as trustee (the “Trustee”).

          Each of the Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 13% Senior Secured Notes due 2014 (the “Initial Notes”)and the Exchange Notes (as defined herein and, together with the Initial Notes and any Additional Notes (as defined herein), the “Notes”):

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01	Definitions.

          “Acquired Debt” means, with respect to any specified Person: (i) Indebtedness of any other Person or any of its Subsidiaries existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary or such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          “Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 and 4.09(a) hereof.

          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

          “Agent” means any Registrar, Paying Agent or co-registrar.

          “Applicable Premium” means, with respect to any Note on any redemption date, the excess of: (a) the present value at such Redemption Date of (i) the redemption price of the Note on February 15, 2011 (such redemption price being set forth in the form of Note attached hereto as Exhibit A), plus (ii) all required interest payments due on the Note through February 15, 2011 (excluding accrued but unpaid interest to, but not including, the Redemption Date ), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of the Note.

          “Asset Acquisition” means: (i) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; or (ii) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          “Asset Sale” means: (i) the sale, lease, conveyance or other disposition of any properties or assets (including by way of a sale and leaseback transaction); provided that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Section 4.15 hereof and/or the provisions described in Section 5.01 hereof and not by Section 4.10 hereof; and (ii) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.  Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $10,000,000; (ii) a transfer of assets between or among any of the Company and its Restricted Subsidiaries; (iii) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (iv) the sale, lease or other disposition of equipment, inventory, accounts receivable or other properties, rights or assets in the ordinary course of business; (v) the sale or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business; (vi) a Restricted Payment that is permitted by Section 4.07 hereof or a Permitted Investment; (vii) any trade or exchange by the Company or any Restricted Subsidiary of properties, rights or assets for properties, rights or assets owned or held by another Person, including any disposition of some, but not all, of the Equity Interests of a Restricted Subsidiary in exchange for properties, rights or assets and after which the Person whose Equity Interests have been so disposed of continues to be a Restricted Subsidiary, provided that the fair market value of the properties, rights or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents or liabilities assumed) is reasonably equivalent to the fair market value of the properties, rights or assets (together with any cash or Cash Equivalents or liabilities assumed) to be received by the Company or such Restricted Subsidiary, and provided further that any cash received must be applied in accordance with Section 4.10 hereof; (viii) the creation or perfection of a Lien that is not prohibited by Section 4.12 hereof; (ix) dispositions in connection with Permitted Liens; (x) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind in the ordinary course of business; (xi) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property; (xii) a disposition of properties or assets in the ordinary course of business by the Company or any of its Restricted Subsidiaries to an Unrestricted Subsidiary that is engaged in the business of providing marine transportation, towing and support services to the refined petroleum, petrochemical and commodity chemical industry (or a business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors of the General Partner), provided that such transaction complies with Sections 4.11 and 4.07 hereof; (xiii) any charter or lease of any equipment or other properties or assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary thereof is the lessor, except any such charter or lease that provides for the acquisition of such properties or assets by the lessee during or at the end of the term thereof for an amount that is less than their fair market value at the time the right to acquire such properties or assets occurs; and (xiv) transfers of Vessels and related assets that constitute sales or other dispositions for purposes of financing sale and leaseback or similar arrangements related to transactions financing the acquisition or use of such Vessels; provided that, in connection with such transactions, the Company or any of its Restricted Subsidiaries receives cash in an amount equal to the fair market value of such Vessels.

           “Assignments of Insurance” means each Assignment of Insurance in the form attached as Annex A to this Indenture to be executed by either Issuer or any Guarantor dated as of the date hereof and each additional Assignment of Insurance entered into by either Issuer or any Guarantor in accordance with Section 12.04.

          “ATB Escrow Account” has the meaning set forth in the definition of “Escrow Accounts.”

          “ATB Units” means ATB Unit 1, ATB Unit 2, ATB Unit 3 and ATB Unit 4.

          “ATB Unit 1” means Hull 931 and Tank Vessel 1.

          “ATB Unit 2” means Hull 932 and Tank Vessel 2.

          “ATB Unit 3” means Hull 933 and Tank Vessel 3.

          “ATB Unit 4” means Hull 934 and Tank Vessel 4.

          “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.  As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.  In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          “Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

          “Bankruptcy Code” means Title 11, U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

          “Basic Surplus” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

          “Bay Shipbuilding Construction Contract” means the contract for the construction of Tank Vessel 1 and Tank Vessel 2 between USS ATB 1 LLC, a Delaware limited liability company, and Bay Shipbuilding Co., a division of Manitowoc Marine Group, LLC, a Nevada limited liability company, dated February 16, 2006.

          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

          “Board of Directors” means: (i) with respect to Finance Corp., the board of directors of Finance Corp.; (ii) with respect to the Company, the board of directors of the General Partner or any authorized committee thereof; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

          “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment as is authorized or required by law to close.  If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day and no interest shall accrue on such payment for the intervening period.

          “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

          “Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          “Cash Collateral Control Agreement” means the Second Amended and Restated Cash Collateral Control Agreement in the form attached as Annex B to this Indenture to be executed among the Issuers, the Guarantors, the Collateral Agent, the Trustee and the Administrative Agent and Collateral Agent under the Credit Agreement.

          “Cash Equivalents” means: any of the following types of Investments, to the extent owned by the Company or any Restricted Subsidiary: (i) United States dollars; (ii) securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition, including issuances by governmental sponsored entities, including the Federal National Mortgage Association, the Federal Home Loan Mortgage Corp., Federal Home Loan Bank, Federal Farm Credit Bank and the Government National Mortgage Association, to the extent such governmental sponsored entities are implicitly backed by the government of the United States; (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with or of any commercial bank having capital and surplus in excess of $250,000,000; (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper of an issuer rated at least P-1 by Moody’s or at least A-1 by S&P, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally and, in each case, maturing within 12 months after the date of issuance thereof; (vi) investment funds investing at least 95% of their assets in securities of the types described in clauses (i) through (v) above that seek to maintain a net asset value of 1.00 as their primary objective; (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof rated either “A2” or higher by Moody’s or “A” or higher by S&P with maturities of 24 months or less from the date of acquisition; (viii) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition; and (ix) “Auction Rate Securities” including taxable municipals, taxable auction notes, and money market preferreds; provided that the availability of principal, credit quality, and “reset period” are no greater than 90 days and are rated “AAA” by S&P or “AAA” by Moody’s.

           “Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company or the removal of the General Partner by the limited partners of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares, units or the like; (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying

Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of U.S. Shipping Master LLC, measured by voting power rather than number or percentage of membership interests, at a time when U.S. Shipping Master LLC still Beneficially Owns more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number or percentage of membership interests; or (v) the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors.

          Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited partnership, corporation, limited liability company or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests for another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, and, in either case no “person,” excluding any Qualifying Owner, Beneficially Owns more than 50% of the Voting Stock of such entity.

          “Clearstream” means Clearstream Banking, S.A.

          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

          “Collateral” means (1) (x) all of the Vessels now owned by the Issuers and the Guarantors and (y) all of the Vessels hereafter acquired to the extent that such Vessels also secure Indebtedness incurred under the Credit Facilities; (2) the ATB Escrow Account; and (3) all proceeds of, and all other amounts arising from the collection, sale, lease, exchange, assignment, licensing (other than the chartering of Vessels in the ordinary course of business) or other disposition (including without limitation as a result of an Event of Loss) or realization upon the collateral described in clauses (1) and (2).

          “Collateral Agent” means the Collateral Agent under the Collateral Documents.

          “Collateral Documents” means, collectively, the Cash Collateral Control Agreement, the Intercreditor Agreement, the Security Agreement, the Mortgages, the Assignment of Insurances and all other agreements, deeds of trust, mortgages, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, the Lien of the Collateral Agent in the Collateral, which may be entered into, or amended or supplemented, from time to time.

          “Commission” or “SEC” means the U.S. Securities and Exchange Commission.

          “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus: (i) an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset

Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (iv) depreciation and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus (v) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus (vi) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus (vii) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

          “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person; (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members; (iii) the cumulative effect of a change in accounting principles shall be excluded; (iv) unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of Statement of Financial Accounting Standards No. 133 shall be excluded; and (v) any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity shall be excluded.

          “Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet (other than current maturities of long-term debt), and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

          “Consolidated Net Worth” means, with respect to any Person, the total of the amounts shown on such Person’s consolidated balance sheet, determined in accordance with GAAP, as of the end of such Person’s most recent fiscal quarter for which internal financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as the sum of: (i) the par or stated value of all such Person’s outstanding Capital Stock, plus (ii) paid-in capital or capital surplus relating to such Capital Stock, plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

          “Construction Contracts” means the Bay Shipbuilding Construction Contract, the Eastern Shipbuilding Group Hull 931 Construction Contract and the Eastern Shipbuilding Group Hull 932 Construction Contract, in each case, as amended, restated and/or supplemented.

          “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the General Partner who: (i) was a member of such Board of Directors on the Issue Date; or (ii) was nominated for election or elected to such Board of Directors with the approval of the Qualifying Owners or of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

          “Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of August 7, 2006, among the Company, the Guarantors named therein, the lenders party thereto and Canadian Imperial Bank of Commerce, as administrative agent, consisting of a term loan facility, a revolving credit facility and a draw-down facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

          “Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or Debt Issuances, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables) to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables or inventory and/or letters of credit or Debt Issuances, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing with any capital markets transaction) in whole or in part from time to time.

          “Custodian” means any receiver, trustee, assignee, liquidator, sequester or similar official under the Bankruptcy Code.

          “Debt Issuances” means, with respect to the Issuers or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          “De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $5,000,000.

          “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

          “Eastern Shipbuilding Group Hull 931 Construction Contract” means the construction contract for the tug designated Hull 931 between USS ATB 1 LLC, a Delaware limited liability company, and Eastern Shipbuilding Group, Inc., a corporation incorporated in the State of Florida, dated February 16, 2006, as supplemented by the letter dated February 16, 2006 between Eastern Shipbuilding Group, Inc. and U.S. Shipping Partners L.P.

          “Eastern Shipbuilding Group 932 Construction Contract” means the construction contract for the tug designated Hull 932 between USS ATB 2 LLC, a Delaware limited liability company, and Eastern Shipbuilding Group, Inc., a corporation incorporated in the State of Florida, dated February 16, 2006, as supplemented by the letter dated February 16, 2006 between Eastern Shipbuilding Group, Inc. and U.S. Shipping Partners L.P.

          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          “Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the Issue Date.  For avoidance of doubt, the Private Equity Placement shall not constitute an Equity Offering.

          “Escrow Accounts” means the escrow accounts contemplated in the Offering Memorandum in connection with (i) the financing of the construction of the ATB Units (the “ATB Escrow Account”) and (ii) the Company’s obligation to contribute equity to USS Products Investor LLC.

          “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor securities clearing agency.

          “Event of Loss” means, with respect to any asset, any (i) loss, destruction or damage of such asset, (ii) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such asset or the requisition of the use of such asset or (iii) settlement in lieu of clause (ii) above.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Exchange Notes” means (i) the 13% Senior Secured Notes due 2014, registered under the Securities Act, that are issued under Section 2.06 hereof in exchange for the Notes pursuant to the Exchange Offer and (ii) any Additional Notes registered under the Securities Act.

          “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

          “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

          “Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement which is considered incurred under clause (i) of Section 4.09(b) hereof and other than intercompany Indebtedness) in existence on the Issue Date, until such amounts are repaid, including, without limitation, the cash collateralized letter of credit supporting the Issuer’s obligation to contribute $65,000,000 to USS Products Investor LLC.

          “First Lien Documents” means any Credit Facility designated as a “First Lien Document” for purposes of the Intercreditor Agreement (including the Credit Agreement), all agreements evidencing Hedging Obligations that constitute First Lien Obligations and all other documents and instruments pursuant to which any Indebtedness constituting First Lien Obligations has been incurred or is outstanding, in each case, as the same may be amended, restated, replaced, refinanced, renewed, extended, supplemented or modified from time to time.

          “First Lien Obligations” means: (i) all Indebtedness of the Issuers and their Subsidiaries under any Credit Facility that is (or, in the case of any reimbursement obligation for a letter of credit issued under any Credit Facility or any loan required to be made under any Credit Facility to satisfy such reimbursement obligation, was, when such letter of credit was issued) permitted to be incurred by clause (i) or (xiv) of Section 4.09(b) hereof and that is designated as “First Lien Obligations” for purposes of the Intercreditor Agreement; (ii) all other Indebtedness of the Issuers and their Subsidiaries (including the Credit Agreement) designated as “First Lien Obligations” for purposes of the Intercreditor Agreement permitted to be incurred by clause (i) or (xiv) of Section 4.09(b) hereof; and (iii) Hedging Obligations that are designated as First Lien Obligations by the Issuers in an Officers’ Certificate.

          “First Lien Obligation Period” means any period during which (i) any First Lien Obligations are outstanding, (ii) any commitments pursuant to which First Lien Obligations may be incurred are in effect or (ii) any letters of credit issued under any First Lien Documents are outstanding but have not been discharged or fully cash collateralized in accordance with the terms of the applicable First Lien Document.

          “First Priority Liens” means a Lien granted pursuant to a Collateral Document to secure First Lien Obligations.

          “Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (i)          acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through Asset Acquisitions, mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions or synergies that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Company (regardless of whether those cost savings, operating improvements or synergies could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

          (ii)         the applicable day rates or per ton rates, as the case may be, (net, in each case, of applicable vessel operating expenses and voyage expenses) under any Qualified Charter that has been entered into by the specified Person or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period, and on or prior to the Calculation Date, shall be given pro forma effect for purposes of calculating Consolidated Cash Flow as if such Qualified Charter had been entered into on the first day of such four-quarter reference period;

          (iii)        the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

          (iv)        the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

          (v)         interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or shall exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, shall be included.

          “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of: (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding amortization or write-off of debt issuance costs and the expensing of any bridge or other financing fees, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations; plus (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus (iv) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred securities of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, (v) less interest income received from the Escrow Accounts, in each case, on a consolidated basis and in accordance with GAAP

          “GAAP” means generally accepted accounting principles in the United States, which are in effect on the Issue Date.

          “General Partner” means U.S. Shipping General Partner LLC, a Delaware limited liability company.

          “Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

          “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iii), 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

          “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America the payment of which is guaranteed by the full faith and credit of the United States.

          “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.  When used as a verb, “guarantee” has a correlative meaning.

          “Guarantors” means each of: (i) the Persons executing this Indenture as initial Guarantors; and (ii) any other Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of this Indenture; and their respective successors and assigns.

          “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under: (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation; (ii) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred and not for purposes of speculation; (iii) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in prices or inflation with respect to contracted obligations and not for purposes of speculation; and (iv) other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates that are not entered into for purposes of speculation.

          “Holder” means a Person in whose name a Note is registered.

          “Hull 931” means the tug designated Hull 931 to be constructed pursuant to the Eastern Shipbuilding Group Hull 931 Construction Contract for a total purchase price of $16,374,000.

          “Hull 932” means the tug designated Hull 932 to be constructed pursuant to the Eastern Shipbuilding Group Hull 932 Construction Contract for a total purchase price of $16,374,000.

          “Hull 933” means the tug designated Hull 933 to be constructed pursuant to a letter dated February 16, 2006 addressed to the Company from Eastern Shipbuilding Group, Inc. (the “Eastern Letter”) for a total purchase price of $16,803,000.

          “Hull 934” means the tug designated Hull 934 to be constructed pursuant to the Eastern Letter for a total purchase price of $16,803,000.

          “Incentive Distribution Right” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

          “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent: (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), other than letters of credit issued by such Person in the ordinary course of business to the extent not drawn; (iii) in respect of bankers’ acceptances; (iv) representing Capital Lease Obligations; (v) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (vi) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.  The term “Indebtedness” shall not include any lease that is not a Capital Lease Obligation. The amount of any Indebtedness outstanding as of any date shall be: (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; (ii) in the case of any Hedging Obligation, the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such date; and (iii) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

          “Indenture” means this Indenture, as amended or supplemented from time to time.

          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

          “Initial Notes” means the $100,000,000 in aggregate principal amount of the Notes initially authenticated and delivered under this Indenture of the Issue Date.

          “Intercreditor Agreement” means the Intercreditor Agreement in the form attached as Annex C to this Indenture, to be executed among the Issuers, the Guarantors, the Administrative Agent and the Collateral Agent under the Credit Agreement, the Collateral Agent and the Trustee, as amended, supplemented, restated, replaced or otherwise modified from time to time.

          “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to Officers and employees made in the ordinary course of business and

(2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07 hereof.  The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment made by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in Section 4.07 hereof.

          “Issue Date” means August 7, 2006.

          “Joint Venture” means a corporation, partnership or other entity engaged in a Permitted Business in respect of which the Company or a Restricted Subsidiary beneficially owns at least 25% of the shares, interests or other equivalents of Capital Stock of such entity.

          “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

          “Liquidated Damages” means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          “Mortgages” means each mortgage in the form attached as Annex D to this Indenture to be entered into by either Issuer or any Guarantor in respect of the Pledged Vessels, and each additional mortgage entered into by either Issuer or any Guarantor in respect of the Pledged Vessels in accordance with Section 12.04 hereof.

          “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

          “National Steel and Shipbuilding Company Contract” means the amended and restated contract between USS Product Carriers LLC and National Steel and Shipbuilding Company, a wholly-owned subsidiary of General Dynamics, effective March 14, 2006, as amended or supplemented, and providing for the construction of nine 49,000 deadweight ton double-hulled refined product tankers.

          “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

          “Net Loss Proceeds” means the aggregate cash proceeds received by the Issuers or any of their Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds, proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss, and any taxes attributable to such Event of Loss paid or payable as a result thereof.

          “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of: (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (ii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale, and (iv) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for indemnification for or liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

          “Non-Recourse Debt” means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender; (ii) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and (iii) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, except as contemplated by clause (ix) of the definition of Permitted Liens. For purposes of determining compliance with Section 4.09 hereof, in the event that any Non-Recourse Debt of any of the Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

          “Non-U.S. Person” means a person who is not a U.S. Person.

          “Note Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          “Note Obligations” means the Notes, the Subsidiary Guarantees and all other Obligations of any obligor under this Indenture, the Notes, the Exchange Notes, the Subsidiary Guarantees, the Exchange Guarantees and the Collateral Documents.

          “Notes” has the meaning assigned to it in the preamble to this Indenture.

          “Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing or securing any Indebtedness or in respect thereto.

          “Offering” means the offering of the Initial Notes by the Company.

          “Offering Memorandum” means the Offering Memorandum of the Company dated August 1, 2006 with respect to the Offering.

          “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person (including, in the case of the Company, the general partner of the Company).

          “Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the General Partner and two Officers of Finance Corp., in each case, one of whom must be the principal executive officer or the principal accounting officer of the General Partner or Finance Corp, as the case may be, that meets the requirements of this Indenture.

          “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

          “Parent” means any direct or indirect parent company of the Issuer.

          “Pari Passu Indebtedness” means any Indebtedness of any Issuer or any Guarantor that is not subordinated in right of payment to any other Indebtedness of such Issuer or such Guarantor, as the case may be.

          “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of U.S. Shipping Partners, L.P., dated as of November 3, 2004, as in effect on the Issue Date and as such may be further amended, modified or supplemented from time to time.

          “Permitted Business” means (i) the marketing, chartering or otherwise providing of marine transportation, towing and support services to the petroleum, petrochemical and commodity chemical industry (or any business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors of the General Partner), or (ii) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.

          “Permitted Investments” means: (i) any Investment in the Company or in a Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment: (1) such Person becomes a Restricted Subsidiary of the Company; or (2) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (iv) any Investment made as a result of the receipt of non-cash consideration from: (1) an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; or (2) pursuant to clause (vii) of the items deemed not to be Asset Sales under the definition of “Asset Sale”; (v) any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default; (vii) Hedging Obligations permitted to be incurred under Section 4.09 hereof; (viii) loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the company or such Restricted Subsidiary; (ix) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers’ compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business; (x) Investments in the USS Products Investor LLC in an amount not to exceed $70,000,000 at any one time outstanding; and (xi) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xi) that are at the time outstanding, not to exceed the greater of $20,000,000 or 5% of the Company’s Consolidated Net Tangible Assets.

          “Permitted Liens” means: (i) First Priority Liens securing any Indebtedness incurred pursuant to clauses (i) and (xiv) of Section 4.09(b) hereof and Hedging Obligations permitted under this Indenture; (ii) Liens created under the Collateral Documents in favor of the Collateral Agent for the benefit of, or to secure, the Notes, the Subsidiary Guarantees or the Note Obligations, including Additional Notes issued in accordance with Section 4.09(a) hereof; (iii) Liens in favor of the Company or the Guarantors; (iv) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary; (v) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than such acquired property; (vi) any interest or title of a lessor to the property subject to a Capital Lease Obligation or an operating lease; (vii) Liens on any Vessel, property or other asset acquired (including by means of a lease), constructed or improved by the Company or any of its Restricted Subsidiaries (a “Purchase Money Lien”), which (a) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price, lease payments or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the fair market value of such acquisition, construction or improvement of such asset or property, and (d) are limited to the asset or property so acquired (or leased), constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof); (viii) Liens existing on the Issue Date other than Liens securing the Credit Facilities; (ix) Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (x) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture; (xi) Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by Section 4.09 hereof; (xii) Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries; (xiii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; (xiv) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, lessor’s, suppliers, banks, repairmen’s and mechanics’ Liens, and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, in each case, incurred in the ordinary course of business; (xv) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or charge-back with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank and incurred in the ordinary course of business; (xvi) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Indebtedness that does not exceed $10,000,000 at any one time outstanding; (xvii) Liens to secure Capital Lease Obligations incurred by the Company or any of its Restricted Subsidiaries for the purpose of financing all or any part of the purchase price or cost of construction or improvement of any

Vessels; and (xviii) any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (i) through (xvii) above; provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

          “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is not incurred by a Restricted Subsidiary of the Company if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to Section 4.09 hereof shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.

          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

          “Pledged Vessels” has the meaning assigned to such term in the Security Agreement.

          “Private Equity Placement” means the private placement of approximately $77,500,000 by the Company of its Capital Stock pursuant to a Common Unit and Class B Unit Purchase Agreement dated August 4, 2006 among the Company and the purchasers party thereto.

          “Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

          “Qualified Charter” means a time charter, contract of affreightment, or consecutive voyage charter that provides a contract to charter or use a Vessel at a set daily or per ton rate for a fixed period of at least one year; provided that the Company or any of its Restricted Subsidiaries owns or has the right to operate a Vessel suitable for performing the obligations under such time charter, contract of affreightment or consecutive voyage charter and the Company or any of its Restricted Subsidiaries have begun performing under such time charter, contract of affreightment or consecutive voyage charter, or shall be performing thereunder within a period of not less than 30 days from any Calculation Date.

          “Qualifying Owners” means Sterling Investment Partners L.P. and/or Paul B. Gridley.

          “Ready for Sea Cost” means with respect to a Vessel or Vessels to be acquired or leased (pursuant to a Capital Lease Obligation) by the Company or any Restricted Subsidiary of the Company, the aggregate amount of all expenditures incurred to acquire or construct and bring such Vessel or Vessels to the condition and location necessary for its or their intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease, which would be classified and accounted for as “property, plant and equipment” in accordance with GAAP.

          “Registration Rights Agreement” means the Registration Rights Agreement, dated as of August 7, 2006, by and among the Issuers and the other parties named on the signature pages thereof, attached hereto as Exhibit E, as such agreement may be amended, modified or supplemented from time to time.

          “Regulation S” means Regulation S promulgated under the Securities Act.

          “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

          “Responsible Officer” when used with respect to the Trustee, means any Officer in the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other Officer of the Trustee customarily performing functions similar to those performed by any of the above designated Officers and also means, with respect to particular corporate trust matter, any other Officer or employee of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

          “Restricted Global Note” means a Global Note bearing the Private Placement Legend.

          “Restricted Investment” means an Investment other than a Permitted Investment.

          “Restricted Period” means the 40-day distribution compliance period as set forth in Regulation S.

          “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.  Notwithstanding anything in this Indenture to the contrary, Finance Corp. shall be a Restricted Subsidiary of the Company.

          “Rule 144” means Rule 144 promulgated under the Securities Act.

          “Rule 144A” means Rule 144A promulgated under the Securities Act.

          “Rule 144A Global Note” means the Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

          “Rule 903” means Rule 903 promulgated under the Securities Act.

          “Rule 904” means Rule 904 promulgated under the Securities Act.

          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Security Agreement” means the Security Agreement in the form attached as Annex E to this Indenture to be executed between the Issuers, the Guarantors, the Trustee and the Collateral Agent, as amended, supplemented, restated, replaced or otherwise modified from time to time.

          “Second Lien Obligations” means the Notes, the Subsidiary Guarantees with respect to the Notes and the Note Obligations, including Additional Notes issued in accordance with Section 4.09(a) hereof.

          “Second Priority Liens” means a Lien granted pursuant to a Collateral Document to secure Second Lien Obligations.

          “Senior Debt” means (i) all Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities and all Hedging Obligations with respect thereto; (ii) any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Subsidiary Guarantee; and (iii) all Obligations with respect to the items listed in the preceding clauses (i) and (ii). Notwithstanding anything to the contrary in the preceding sentence, Senior Debt shall not include: (i) any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Affiliates; or (ii) any Indebtedness that is incurred in violation of this Indenture. For the avoidance of doubt, “Senior Debt” shall not include any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.

          “Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

          “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

          “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          “Subsidiary” means, with respect to any specified Person: (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (whether general or limited), limited liability company or joint venture or other entity (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (x) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively; provided, however, that no such corporation, partnership, limited liability company or joint venture or other entity shall (i) constitute a Subsidiary of the Company, unless such entity is a consolidated Subsidiary of the Company, or (ii) constitute a Subsidiary of any other Person unless such entity would appear as a consolidated subsidiary of such Person on a consolidated balance sheet of such Person prepared in accordance with GAAP.

          “Subsidiary Guarantee” means the guarantee of the Notes by any Guarantors pursuant to Article 10 hereof and pursuant to the execution and delivery of a supplemental indenture substantially in the form of Exhibit D hereof entered into in accordance with Section 4.16 hereof.

          “Tank Vessel 1” means the tank barge designated Hull 766 to be constructed pursuant to the Bay Shipbuilding Construction Contract for a purchase price of $38,010,850 (subject to certain adjustments as specified under the Bay Shipbuilding Construction Contract).

          “Tank Vessel 2” means the tank barge designated Hull 767 to be constructed pursuant to the Bay Shipbuilding Construction Contract for a purchase price of $38,010,850 (subject to certain adjustments as specified under the Bay Shipbuilding Construction Contract).

          “Tank Vessel 3” means Vessel No. 3 (as defined in the Bay Shipbuilding Construction Contract, as in effect on the Issue Date).

          “Tank Vessel 4” means Vessel No. 4 (as defined in the Bay Shipbuilding Construction Contract, as in effect on the Issue Date).

          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. § 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          “Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 15, 2011; provided, however, that if the period from the Redemption Date to February 15, 2011, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          “Treasury Securities” means any investment in obligations issued or guaranteed by the United States government or agency thereof, in each case, maturing not later than one year.

          “Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

          “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

          “Unrestricted Subsidiary” means, initially, Finance Corp., USS Product Carriers LLC and USS Products Investor LLC and any Subsidiary of the Company that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries; (ii) except as permitted in clauses (iv) and (v) of Section 4.11(b) hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such Section.

          “U. S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

          “USS Products Investors LLC” means the joint venture formed by the Company for the purpose of constructing and operating nine 49,000 deadweight ton double-hulled refined product tankers in accordance with the National Steel Shipbuilding Company Contract.

          “Vessel” means one or more shipping vessels whose primary purpose is the maritime transportation of cargo and/or passengers or which are otherwise engaged, used or useful in any business activities of the Company and its Restricted Subsidiaries and which are owned by and registered (or to be owned by and registered) in the name of the Company or any of its Restricted Subsidiaries or operated or to be operated by the Company or any of its Restricted Subsidiaries pursuant to a lease or other operating agreement, in each case together with all related spares, equipment and any additions or improvements.

          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

SECTION 1.02	Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Event of Loss Offer”	4.18
“Excess Loss Proceeds”	4.18
“Excess Proceeds”	4.10
“Exemption”	12.06
“Funding Guarantor”	10.05
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.09
“Redemption Date”	3.07
“Registrar”	2.03
“Restricted Payments”	4.07
“Special Offer to Purchase”	4.19
“Subject Property”	4.18
“Total Loss”	4.09
“Working Capital Collateral”	12.06

SECTION 1.03	Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          “indenture securities” means the Notes;

          “indenture security Holder” means a Holder of a Note;

          “indenture to be qualified” means this Indenture;

          “indenture trustee” or “institutional trustee” means the Trustee; and

          “obligor” on the Notes means the Issuers and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04	Rules of Construction.

          Unless the context otherwise requires:

          (1)          a term has the meaning assigned to it;

          (2)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)          “or” is not exclusive;

          (4)          words in the singular include the plural, and in the plural include the singular;

          (5)          “will” shall be interpreted to express a command;

          (6)          provisions apply to successive events and transactions; and

          (7)          references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

ARTICLE II.

THE NOTES

SECTION 2.01	Form and Dating.

          a.          General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000.  The Notes shall be issued on the Issue Date only against payment in immediately available funds.  Subject to Section 4.16 hereof, the Notes may bear notations of Subsidiary Guarantees.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          b.          Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued as Definitive Notes shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, the Depositary or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c)          Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the

Regulation S Global Note that are held by members of, or Participants, through Euroclear or Clearstream.

SECTION 2.02	Execution and Authentication.

          At least one Officer of each Issuer shall sign the Notes by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Issuers signed by two Officers of each Issuer (an “Authentication Order”), authenticate Notes for (i) original issue up to the aggregate principal amount stated in paragraph 4 of the Notes and (ii) Additional Notes in such amounts as may be specified from time to time, without limit as to the aggregate principal amount, in one or more series having identical terms and conditions to the Initial Notes and secured by Second Priority Liens on the Collateral, subject to compliance with Section 4.09(a) hereof; provided, however, that not less than 90% of the Net Proceeds from any such issuance of Additional Notes shall be invested in additional assets which become Collateral for the Notes and any First Lien Obligations to the extent applicable during any First Lien Obligation Period.

          The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

SECTION 2.03	Registrar and Paying Agent.

          The Issuers shall maintain an office or agency within the City and State of New York or Minneapolis, Minnesota where (a) Notes may be presented for registration of transfer or for exchange (“Registrar”), (b) Notes may be presented for payment (“Paying Agent”) and (c) where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for the purposes of Articles III and VIII and Sections 4.10, 4.15, 4.18 and 4.19, neither of the Issuers nor any Affiliate of the Issuers shall act as Paying Agent.

          The Issuers initially appoint the Depository Trust Issuers (“DTC”)to act as Depositary with respect to the Global Notes.

          The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04	Paying Agent to Hold Money in Trust.

          The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes (whether such monies have been distributed to it by the Issuers or any other obligor on the Notes), and shall notify the Trustee in writing of any Default or Event of Default by the Issuers (or any other obligor on the Notes) in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or one of its Subsidiaries) shall have no further liability for the money.  If the Issuers or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05	Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuers shall furnish to a Responsible Officer of the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with T1A § 312(a).

SECTION 2.06	Transfer and Exchange.

                    (a)          Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary for the Global Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary, or (ii) there has occurred and is continuing a Default or Event of Default with respect to the Notes and DTC notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.  Upon the occurrence of either of the preceding events in clause (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this

Section 2.06 or Section 2.07 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

                    (b)          Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

                         (i)          Transfer of Beneficial interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                         (ii)          All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or (B) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (1) above.  Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the

Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                         (iii)         Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

                             (A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                             (B)          if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                         (iv)         Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

                             (A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

                                             (1)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                             (2)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                         (i)          Beneficial Interests in Restricted Global Notes to Restrictive Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                             (A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                             (C)          if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                             (E)          if such beneficial interest is being transferred to the Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                             (F)          if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                         (ii)          Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                             (A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an

Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (l)(b) thereof; or

                                              (2)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii)         Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                         (i)          Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                             (A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (2)(b) thereof;

                             (B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                             (C)          if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                             (D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                             (E)          if such Restricted Definitive Note is being transferred to the Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                             (F)          if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of subparagraph (A) above, the appropriate Restricted Global Note, in the case of subparagraph (B) above, the 144A Global Note, and, in the case of subparagraph (C) above, the Regulation S Global Note.

                           (ii)        Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                             (A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, certifies in the applicable Letter of Transmittal that in the case of a transfer, it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

                                              (1)          if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                              (2)          if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                           (iii)       Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                           If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes so transferred.

          (e)          Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                           (i)         Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof; and

                             (C)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by Item (3) thereof, if applicable.

                           (ii)        Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                             (A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

                                             (1)          if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                             (2)          if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

          (iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f)          Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in the distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers; and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

          (g)          Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend.

                             (A)          Except as permitted by subparagraph (C) below, each Restricted Global Note and each Restricted Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A

QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5)  IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.”

                             (B)          Notwithstanding the foregoing, any Unrestricted Global Note or Unrestricted Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN

AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

          (h)          Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

          (i)          General Provisions Relating to Transfers and Exchanges.

                    (i)          To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

                    (ii)          No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.15, 4.18, 4.19 and 9.05 hereof).

                    (iii)         The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                    (iv)         All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Neither the Registrar nor the Issuers will be required:

                        (A)          to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                    (vi)         Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium or Liquidated Damages, if any, or interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                    (viii)       All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07	Replacement Notes.

          If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers may charge for their reasonable out-of-pocket expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08	Outstanding Notes.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or a protected purchaser.

          If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Issuers or any of its Subsidiaries or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all of the principal, premium or Liquidated Damages, if any, or interest on the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09	Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10	Temporary Notes.

          Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11	Cancellation.

          The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all cancelled Notes will be delivered to the Issuers.  The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.  If the Issuers or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12	Defaulted Interest.

          If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuers shall promptly notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than two Business Days prior to the related payment date for such defaulted interest.  At least five Business Days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13	CUSIP and ISIN Numbers.

          The Issuers in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers will promptly notify the Trustee of any change in the “CUSIP” and “ISIN” numbers.

ARTICLE III.

REDEMPTION AND PREPAYMENT

SECTION 3.01	Notices to Trustee.

          If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02	Selection of Notes to be Redeemed.

          If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $2,000 or less shall be redeemed in part.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the portion of the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in a minimum amount of $2,000 or integral multiples of $1,000.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03	Notice of Redemption.

          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:

                    (a)          the Redemption Date;

                    (b)          the redemption price;

                    (c)          if less than all of the Notes are to be redeemed, the identification of the particular Notes to be redeemed;

                    (d)          if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                    (e)          the name and address of the Paying Agent;

                    (f)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                    (g)          that on the Redemption Date and, if applicable, upon the satisfaction of any conditions to such redemption set forth in such notice of redemption, the redemption price shall become due and payable upon each such Note or portion thereof, and that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

                    (h)          the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                    (i)          that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date as stated in such notice, or by the Redemption Date as so delayed.

          At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at its expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 35 days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice, setting forth the information to be stated in such notice as provided in the preceding paragraph and indicating that all conditions precedent, if any, and terms relating to such redemption have been satisfied.

SECTION 3.04	Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to the satisfaction of any conditions precedent provided in such notice.

SECTION 3.05	Deposit of Redemption Price.

          No later than 10:00 a.m. New York City Time on the Redemption Date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on such Redemption Date.  The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed.

          If the Issuers comply with the provisions of the preceding paragraph, on and after the Redemption Date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest and Liquidated Damages, if any, shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06	Notes Redeemed in Part.

          Upon surrender and cancellation of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers’ written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled.

SECTION 3.07	Optional Redemption.

          (a)          Except as set forth in clause (b) and (c) of this Section 3.07, the Notes shall not be redeemable at the Issuers’ option prior to February 15, 2011.  The Issuers are not, however, prohibited from acquiring the Notes by means other than redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of this Indenture.  On and after February 15, 2011, the Notes shall be subject to redemption at any time at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, and Liquidated Damages if any on the Notes redeemed to, but not including, the applicable Redemption Date (subject to the right of the Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of Redemption (the “Redemption Date”), if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage

2011	106.500%
2012	103.250%
2013 and thereafter	100.000%

          (b)          Notwithstanding the foregoing, at any time prior to February 15, 2011, the Issuers may redeem all or any portion of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest and Liquidated Damages, if any, to, but not including, the Redemption Date subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

          (c)          In addition, at any time prior to August 15, 2009, the Issuers may on any one or more occasions redeem up to an aggregate of 35% of the principal amount of Notes (including any Additional Notes) issued under this Indenture at a redemption price of 113% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to, but not including, the Redemption Date (subject to the right of the Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date), with the net cash proceeds of any one or more Equity Offerings by the Company; provided that at least 65% of the aggregate principal amount of Notes (including any Additional Notes) issued under this Indenture remains outstanding immediately after each occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and provided further that each such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

          (d)          Notice of any redemption, including, without limitation, upon an Equity Offering, may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to completion of the related Equity Offering.

          (e)          Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08	Mandatory Redemption.

          Except as set forth under Section 4.15 hereof, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09	Offer to Purchase by Application of Excess Proceeds.

          In the event that, pursuant to Section 4.10, 4.18 or 4.19 hereof, the Issuers shall be required to commence an Asset Sale Offer (as defined in Section 4.10 hereof), Event of Loss Offer (as defined in Section 4.18) or a Special Offer to Purchase (as defined in Section 4.19), as the case may be, they shall follow the procedures specified below.

          Each of the Asset Sale Offer, the Event of Loss Offer or the Special Offer to Purchase, as the case may be, shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10, 4.18 or 4.19 hereof, as the case may be (the “Offer Amount”)or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer, Event of Loss Offer or Special Offer to Purchase, as the case may be.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer, Event of Loss Offer or Special Offer to Purchase, as the case may be.

          Upon the commencement of an Asset Sale Offer, Event of Loss Offer or Special Offer to Purchase, as the case may be, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer, Event of Loss Offer or Special Offer to Purchase, as the case may be.  The Asset Sale Offer, Event of Loss Offer or Special Offer to Purchase, as the case may be, shall be made to all Holders.  The notice, which shall govern the terms of the Asset Sale Offer, Event of Loss Offer or Special Offer to Purchase, as the case may be, shall state:

          (a)          that the Asset Sale Offer, Event of Loss Offer or Special Offer to Purchase, as the case may be, is being made pursuant to this Section 3.09 and Section 4.10, 4.18 or 4.19, respectively, hereof and the length of time the Asset Sale Offer, Event of Loss Offer or Special Offer to Purchase, as the case may be, shall remain open;

          (b)          the Offer Amount, the purchase price and the Purchase Date;

          (c)          that any Note not tendered or accepted for payment shall continue to accrete or accrue interest and Liquidated Damages, if any;

          (d)          that, unless the Issuers defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer, Event of Loss Offer or Special Offer to Purchase, as the case may be, shall cease to accrete or accrue interest and Liquidated Damages, if any, after the Purchase Date;

          (e)          that Holders electing to have a Note purchased pursuant to an Asset Sale Offer, the Event of Loss Offer or the Special Offer to Purchase, as the case may be, may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (f)          that Holders electing to have a Note purchased pursuant to any Asset Sale Offer, Event of Loss Offer or Special Offer to Purchase, as the case may be, shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g)          that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h)          that, if the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000, or integral multiples of $1,000, shall be purchased); and

          (i)          that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to, the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, Event of Loss Offer or Special Offer to Purchase, as the case may be, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09.  The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.  The Issuers shall publicly announce the results of the Asset Sale Offer, Event of Loss Offer or Special Offer to Purchase, as the case may be, on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE IV.

COVENANTS

SECTION 4.01	Payment of Notes.

          The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Issuers or one of its Subsidiaries thereof, holds as of 10:00 a.m. New York City Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, then due.  The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.  The Issuers shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal at the rate borne on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

          If Liquidated Damages are payable by the Issuers pursuant to the Registration Rights Agreement, the Issuers shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Liquidated Damages that are payable and (ii) the date on which such damages are payable.  Unless and until a Responsible Officer of the Trustee receives such an Officers’ Certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable.  If the Issuers have paid Liquidated Damages directly to the persons entitled to them, the Issuers shall deliver to the Trustee a certificate setting forth the particulars of such payment.

SECTION 4.02	Maintenance of Office or Agency.

          The Issuers shall maintain in the Borough of Manhattan, the City of New York or in Minneapolis, Minnesota an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purpose and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York or in Minneapolis, Minnesota for such purposes.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuers hereby designate the Corporate Trust Services office of the Trustee, located at the date hereof at Wells Fargo Bank, N.A., Corporate Trust Services, Sixth Street & Marquette Avenue, Minneapolis, MN, 55479, as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

SECTION 4.03	Reports.

          (a)          Whether or not required by the Commission, so long as any Notes are outstanding, the Issuers shall file with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing), and the Issuers shall furnish to the Trustee and, upon its prior request, to any of the Holders or Beneficial Owners of Notes, within five Business Days of filing, or attempting to file, the same with the Commission:

              (i)          all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.

          (b)          The Issuers shall be deemed to have provided such reports to the Trustee if they have filed such reports with the Commission via the Edgar filing system and such reports are made publicly available.

          (c)          If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

          (d)          The Issuers and the Guarantors, for so long as any Notes remain outstanding, shall furnish to the Holders and Beneficial Owners of the Notes and to securities analysts and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04	Compliance Certificate.

          (a)          The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, interest or Liquidated Damages, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

          (b)          The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

SECTION 4.05	Taxes.

          The Issuers shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, charges, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06	Waiver of Stay, Extension and Usury Laws.

          Each of the Issuers and the Restricted Subsidiaries covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and the Restricted Subsidiaries (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07	Restricted Payments.

          (a)          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the

Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company); (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

          (i)          if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of clause (b) below) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of: (A) Available Cash from Basic Surplus with respect to the Company’s preceding fiscal quarter, plus (B) 100% of the aggregate net cash proceeds received by the Company (including the fair market value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock)) after the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), plus (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or  Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus (D) the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Basic Surplus for any period commencing on or after the Issue Date (items (B), (C) and (D) of this clause (i) being referred to as “Incremental Funds”), minus (E) the aggregate amount of Incremental Funds previously expended pursuant to this clause (i) and clause (ii) below; or

(ii) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of clause (b) below) with respect to the quarter for which such Restricted Payment is made (such Restricted Payments for purposes of this clause (ii) meaning only distributions on limited partnership interests of the Company, plus the related distribution on the general partner interest and any distributions made with respect to an Incentive Distribution Right), is less than the sum, without duplication, of: (A) $50,000,000 less the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (ii)(A) during the period ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment and beginning on the Issue Date, plus (B) Incremental Funds to the extent not previously expended pursuant to this clause (ii) or clause (i) above.

          (b)          So long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby (except with respect to clause (i) below under which the payment of a distribution or dividend is permitted), the preceding provisions shall not prohibit:

              (i)          the payment of any dividend or distribution on Equity Interests of the Company or the consummation of an irrevocable redemption of any Indebtedness subordinated to the Notes or a Subsidiary Guarantee within 60 days after the date of the declaration of any dividend or distribution or the irrevocable notice of redemption, as the case may be, if at the date of declaration or the date such notice is delivered, such dividend or redemption payment, as the case may be, would have complied with the provisions of this Indenture;

              (ii)         the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent (A) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company or (B) sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), with a sale being deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or acquisition occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded or deducted from the calculation of Available Cash from Basic Surplus and Incremental Funds for purposes of clauses (a)(i) and (a)(ii) above;

              (iii)        the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis, measured by value;

              (v)          the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company pursuant to any director or employee equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2,000,000 in any calendar year; provided further that the amount in any calendar year may be increased by an amount not to exceed the cash proceeds received by the Company or any of Restricted Subsidiary from the sale of Equity Interests (other than Disqualified Stock) of the Company to members of management or directors of the General Partner after the Issue Date (provided, however, that the amount of such cash proceeds utilized for any such repurchase, redemption or other acquisition or retirement for value shall not increase the amount available for Restricted Payments under clauses (a)(i) and (a)(ii) above; or

              (vi)         repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities to the extent that the repurchase of such Capital Stock represents a portion of the exercise price thereof.

          (c)          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this Section 4.07 shall be determined, in the case of amounts under $15,000,000, by an Officer of the General Partner and, in the case of amounts over $15,000,000, by the Board of Directors of the General Partner, whose determination shall be evidenced by a Board Resolution.  Not later than the date of making any Restricted Payment (excluding any Restricted Payment described in clause (b)(ii), (b)(iii), (b)(iv) or (b)(v) above) the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.  For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (b)(i) - (b)(vi) above, the Company shall be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 4.07.

SECTION 4.08	Dividend and Other Payment Restrictions Affecting Restricted
Subsidiaries.

          (a)          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

          (b)       The preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

          (i)          agreements as in effect on the Issue Date (including the Credit Agreement) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the Issue Date;

(ii) this Indenture, the Notes and the Subsidiary Guarantees;

(iii) applicable law;

          (iv)         any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of this Indenture to be incurred;

          (v)          customary non-assignment provisions in transportation agreements and sale or exchange agreements or similar operational agreements or in licenses or leases, in each case entered into in the ordinary course of business and consistent with past practices;

          (vi)         Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (a)(iii) above;

(vii) any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (viii)      Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(ix) Liens securing Indebtedness otherwise permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

          (x)          any agreement or instrument relating to any property or assets acquired (including, without limitation, by way of lease) after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired (including, without limitation, by way of lease) and is not and was not created in anticipation of such acquisitions;

(xi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (xii)        any instrument governing Indebtedness permitted to be incurred under this Indenture, provided that the terms and conditions of any such restrictions and encumbrances, taken as a whole, are not materially more restrictive than those contained in this Indenture, taken as a whole; and

          (xiii)       provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements, including clawback, “make-well” or “keep-well” agreements, to maintain financial performance or results of operations of a Joint Venture entered into in the ordinary course of business.

SECTION 4.09	Incurrence of Indebtedness and Issuance of Preferred Stock.

          (a)       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), the Company shall not issue any Disqualified Stock and the Company shall not permit any of its Restricted Subsidiaries to issue any preferred securities; provided, however, that the Company and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          (b)      Clause (a) above shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or the issuance of any preferred securities described in clause (xi) below:

          (i)          the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (including letters of credit) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $360,000,000;

(ii) the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness;

(iii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes issued and sold on the Issue Date and the related Subsidiary

Guarantees to be issued on the Issue Date and the Exchange Notes and the related Subsidiary Guarantees issued pursuant to the Registration Rights Agreement;

          (iv)        the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of Vessels or any property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (iv), not to exceed $15,000,000 at any one time outstanding;

          (v)         the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clause (ii), (iii), (iv) or (viii) of this clause (b) or this clause (v);

(vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

             (A)          if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor; and

             (B)          (I) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (II) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

       (viii)       the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with a merger or consolidation meeting any one of the financial tests set forth in Section 5.01(iv) hereof;

       (ix)         the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 4.09;

          (x)          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of worker’s compensation claims, self-insurance obligations, bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(xi) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any preferred securities; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B) any sale or other transfer of any such preferred securities to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (xi);

       (xii)     Indebtedness of the Company or any Restricted Subsidiary incurred to finance the replacement (through construction or acquisition) of one or more Vessels, upon a total loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other involuntary taking of title to or use of such Vessel (provided that such loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other involuntary taking of title to or use of such Vessel was covered by insurance or resulted in the actual payment of compensation, indemnification or similar payments to such Person (collectively, a “Total Loss”)) in an aggregate amount no greater than the Ready for Sea Cost for such replacement Vessel, in each case less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) actually received by the Company or any Restricted Subsidiary from any Person in connection with the Total Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to the Total Loss;

(xiii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from guarantees of Indebtedness of Joint Ventures not to exceed $15,000,000 at any one time; and

       (xiv)    the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, not to exceed the greater of (a) $20,000,000 or (b) 5% of the Company’s Consolidated Net Tangible Assets.

          (c)       For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (b)(i) through (b)(xiv) above, or is entitled to be incurred pursuant to clause (a) above, the Company shall be permitted to classify and divide (or later classify or reclassify or divide in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.09.  Any Indebtedness under Credit Facilities on the Issue Date shall be considered incurred under clause (i) of paragraph (b) above.

          (d)          The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09.

          (e)          For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.  Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

SECTION 4.10	Asset Sales.

          (a)          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

             (i)          the Company (or the Restricted Subsidiary, as the case may be) receives consideration (including by way of relief from, or by any person assuming responsibilities for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

             (ii)         the fair market value is determined by (A) an executive officer of the General Partner if the value is less than $15,000,000 and evidenced by an Officers’ Certificate delivered to the Trustee, or (B) the General Partner’s Board of Directors if the value is $15,000,000 or more and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee;

             (iii)        at least 75% of the fair market value of all forms of consideration received by the Company and its Restricted Subsidiaries in the Asset Sale is in the form of cash or Cash Equivalents.  For purposes of this Section 4.10, each of the following shall be deemed to be cash:

          (A)          any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability; and

          (B)          any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 120 days after the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(iv) if such Asset Sale involves the transfer of Collateral:

(A) such Asset Sale complies with the applicable provisions of the Collateral Documents; and

          (B)          all consideration received in such Asset Sale shall be expressly made subject to the Lien under the Collateral Documents, which Lien shall be a First Priority Lien with respect to the First Lien Obligations (including the Credit Agreement) of the Issuers and the Guarantors and a Second Priority Lien with respect to the Notes.

          (b)      Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply (or enter into a definitive agreement for such application within such 360-day period, provided that such Net Proceeds are in fact applied within 180 days after the end of such 360-day period) those Net Proceeds at its option to any combination of the following: (1) to repay debt under the Credit Agreement or other First Lien Obligations that are Pari Passu Indebtedness; (2) to acquire all or substantially all of the properties or assets of a Person primarily engaged in a Permitted Business; provided that the Person acquiring such assets is, or simultaneously with such acquisition becomes a Restricted Subsidiary; provided, that, to the extent that such Net Proceeds represent proceeds of Collateral, the Company or the applicable Restricted Subsidiary promptly grants to the Collateral Agent a security interest on such assets pursuant to the Collateral Documents to the extent required under this Indenture and the Collateral Documents; (3) to acquire a majority of the Voting Stock of a Person primarily engaged in a Permitted Business so long as such Person becomes a Restricted Subsidiary immediately upon such acquisition; provided, that, to the extent that such Net Proceeds represent proceeds of Collateral, the Company or the applicable Restricted Subsidiary promptly grants to the Collateral Agent a security interest on such assets pursuant to the Collateral Documents to the extent required under this Indenture and the Collateral Documents; (4) to make capital expenditures; provided, that, to the extent that such Net Proceeds represent proceeds of Collateral, the Company or the applicable Restricted Subsidiary promptly grants to the Collateral Agent a security interest on such assets pursuant to the Collateral Documents to the extent required under this Indenture and the Collateral Documents; or (5) to acquire other long-term assets that are used or useful in a Permitted Business; provided, that, to the extent that such Net Proceeds represent proceeds of Collateral, the Company or the applicable Restricted Subsidiary promptly grants to the Collateral Agent a security interest on such assets pursuant to the Collateral Documents to the extent required under this Indenture and the Collateral Documents.

          (c)          Pending the final application of any Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.  Any Net Proceeds from Asset Sales that are not applied or invested as provided in clause (b) above shall constitute “Excess Proceeds.”

          (d)          On the 361st day after the Asset Sale (or the 541st day if a definitive agreement has been entered into to apply such proceeds within 180 days of the end of such 360-day period and such funds have not been applied within such period), if the aggregate amount of Excess Proceeds then exceeds $15,000,000, the Company shall make an Asset Sale Offer (i) to the extent the proceeds of the Asset Sale do not constitute Collateral, to all Holders of Notes, and all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds and (ii) to the extent the proceeds of the Asset Sale constitute Collateral, first to all holders of Second Lien Obligations, and second, to the extent any amounts remain, to holders of other Pari Passu Indebtedness that contain provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem, using the proceeds of the Asset Sale, the maximum amount of Second Lien Obligations and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest, if any, to, but not including, the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and shall be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          (e)          The Company shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

SECTION 4.11	Transactions with Affiliates.

          (a)          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

          (i)          the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; or, if in the good faith judgment of the Board of Directors of the General Partner there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary; and

          (ii)         the Company delivers to the Trustee: (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15,000,000, an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11; and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25,000,000, a resolution of the Board of Directors of the General Partner set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors.

          (b)      The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to clause (a) of this Section 4.11:

          (i)          any employment, equity award, equity option or equity appreciation agreement or plan entered into by the Company or any of its Restricted Subsidiaries or the General Partner in the ordinary course of business;

(ii) transactions between or among any of the Company and its Restricted Subsidiaries;

(iii) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

          (iv)         transactions permitted by the terms of (a) the Partnership Agreement with respect to accounting, treasury, information technology, insurance and other corporate services, general overhead and other administrative matters, including, without limitation, the reimbursement of out-of-pocket costs and expenses incurred by the General Partner on behalf of the Company, and (b) any other agreements with U.S. Shipping General Partner L.P. and its subsidiaries that are in effect on the Issue Date, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is no less advantageous to the Company in any material respect than the agreement so amended or replaced;

          (v)          customary compensation, indemnification and other benefits made available to Officers, directors or employees of the Company, a Restricted Subsidiary of the Company, the General Partner or its Subsidiaries, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(vi) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company or the receipt of any capital contribution from any Affiliate;

(vii) Permitted Investments or Restricted Payments that are permitted by the provisions of this Indenture described in Section 4.07 hereof;

(viii) sales of any securities to Affiliates of the Company, provided that the syndicate involved in such sale of securities includes an unaffiliated investment bank of national standing;

(ix) agreements entered into in connection with the formation of USS Products Investor LLC;

          (x)         transactions between the Company and any Person, a director of which is also a director of the General Partner; provided, however, that such director abstains from voting as a director of the General Partner on any matter involving such other Person;

          (xi)        the entering into any agreement to pay, and the payment of, customary annual management, consulting, monitoring and advisory fees to the General Partner in an amount not to exceed in any four quarter period the greater of (x) $2,500,000 and (y) 5% of Consolidated Cash Flow of the Company and its Restricted Subsidiaries for such period;

          (xii)       guarantees of performance by the Company and its Restricted Subsidiaries of Unrestricted Subsidiaries of the Company in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (y) pledges of Equity Interests of Unrestricted Subsidiaries of the Company for the benefit of lenders of Unrestricted Subsidiaries of the Company; and

          (xiii)      transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, in the good faith judgment of the Board of Directors of the General Partner or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

SECTION 4.12	Liens.

          The Company shall not and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or Attributable Debt upon any of their property or assets, now owned or hereafter acquired.

SECTION 4.13	Business Activities.

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

          Finance Corp. may not incur Indebtedness unless (a) the Company is a co-obligor or guarantor of such Indebtedness or (b) the net proceeds of such Indebtedness are loaned to the Company, used to acquire outstanding debt securities issued by the Company or used to repay Indebtedness of the Company as permitted under Section 4.09 hereof. Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries.

SECTION 4.14	Corporate Existence.

          Subject to Articles 5 and 10 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15	Change of Control.

          (a)          If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to an offer on the terms set forth in this Indenture (a “Change of Control Offer”).  In the Change of Control Offer, the Company shall offer to purchase all or any portion of such Holder’s Notes in cash at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any (the “Change of Control Payment”), on the Notes repurchased, to, but not including, the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date.  Within 30 days following any Change of Control, the Company shall mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes as of the purchase date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Purchase Date”), pursuant to the procedures required by this Indenture and described in such notice; provided, that any Change of Control Offer made prior to a Change of Control shall be made only in the reasonable anticipation of such Change of Control; and provided further that the Issuers shall not be required to purchase any Notes tendered pursuant to a Change of Control Offer if such Change of Control does not occur.

          (b)          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue of such conflict.

          (c)          On the Change of Control Purchase Date, the Company shall, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer.  Promptly thereafter on the Change of Control Settlement Date, the Company shall:  (i) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (ii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

          (d)          On the Change of Control Settlement Date, the paying agent shall mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000.  The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.  Notes repurchased by the Issuers pursuant to a Change of Control Offer shall have the status of Notes issued but not outstanding or shall be retired and cancelled, at the Company’s option.

          (e)          The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

          (f)          In the event that Holders of not less than 95% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company purchases all of the Notes held by such Holders, the Company shall have the right, on not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a purchase price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest and additional interest, if any, on the Notes that remain outstanding, to, but not including, the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

SECTION 4.16	Additional Subsidiary Guarantees.

          If, after the Issue Date, any domestic Restricted Subsidiary of the Company that is not already a Guarantor (including, without limitation, any domestic Restricted Subsidiary acquired or created after the Issue Date) (i) guarantees any Indebtedness of the Issuers or any Guarantor in excess of a De Minimis Guaranteed Amount, (ii) incurs any Indebtedness under the Credit Agreement, (iii) incurs any Indebtedness in excess of a De Minimis Guaranteed Amount, or (iv) acquires or operates any Vessels having a fair market value in excess of $15,000,000, then in either case that Restricted Subsidiary shall:

          (A)          become a Guarantor by executing a supplemental indenture and delivering it to the Trustee within five Business Days of the date on which it (x) guaranteed or incurred such Indebtedness in excess of a De Minimis Guaranteed Amount, as the case may be, or (y) acquired such Vessel; and

          (B)          execute such Collateral Documents and other instruments and deliver such certificates and Opinions of Counsel as the Trustee or Collateral Agent may reasonably request and take such other measures as are reasonably necessary to cause any assets of such Subsidiary that constitute Collateral to be subject to Second Priority Liens and perfect such Liens in respect of such assets in the manner and to the extent required under the Collateral Documents.

SECTION 4.17	Designation of Restricted and Unrestricted Subsidiaries.

          (a)          The Board of Directors of the General Partner may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Sections 4.07(a)(i) and (a)(ii) hereof or represent Permitted Investments, as determined by the Company; provided that any designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

          (b)          The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

SECTION 4.18	Event of Loss.

          (a)          Within 365 days after any Event of Loss with respect to any Collateral with a fair market value (or replacement cost, if greater) in excess of $1,000,000, the affected Issuer or

Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from such Event of Loss:

(i) to repay debt under the Credit Agreement or other First Lien Obligations that are Pari Passu Indebtedness; or

          (ii)         to the rebuilding, repair, replacement or construction of improvements to the asset or property affected by such Event of Loss (the “Subject Property”), with no concurrent obligation to make any purchase of any Second Lien Obligations; provided, however, that the Issuers deliver to the Trustee within 90 days of such Event of Loss:

                        (A)          a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed in, and operating in, substantially the same condition as it existed prior to the Event of Loss within 18 months of the Event of Loss; and

                        (B)          an Officers’ Certificate certifying that the Issuers and/or their Restricted Subsidiaries, as applicable, have available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (A) above.

Any rebuilt, repaired, replaced, constructed or improved property will remain Collateral and remain subject to a perfected Second Priority Lien under the Collateral Documents, except as may otherwise by be provided in this Indenture and the Collateral Documents. Any Net Loss Proceeds from such Event of Loss will be segregated from the other assets of the Issuers or any of their Subsidiaries and will be held in a collateral account in accordance with the Collateral Documents pursuant to the Cash Collateral Control Agreement. Any Net Loss Proceeds that are not applied in accordance with clauses (i) and/or (ii) above will be deemed “Excess Loss Proceeds.”

          (b)          When the aggregate amount of Excess Loss Proceeds exceeds $15,000,000, the Issuers will make an offer (an “Event of Loss Offer”) to (i) first, all holders of Second Lien Obligations to purchase the maximum principal amount of Second Lien Obligations that may be purchased out of the Excess Loss Proceeds and, (ii) second, to the extent any amounts remain, all holders of Pari Passu Indebtedness that contain provisions similar to these set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of Asset Sales and/or Events of Loss.  The offer price in any Event of Loss Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, Liquidated Damages, if any, and any other amounts due, if any, on the Second Lien Obligations or Pari Passu Indebtedness, as the case may be, to the date of purchase, and will be payable in cash.  Any Event of Loss Offer will be made substantially in accordance with the applicable procedures described in Section 3.09 of this Indenture. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Issuers may use such Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents. If the aggregate principal amount of Second Lien Obligations tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee will select the Second Lien Obligations to be purchased on a pro rata basis based on the principal amount of Second Lien Obligations tendered.  To the extent that any Excess Loss

Proceeds remain after consummation of an Event of Loss Offer pursuant to this Section 4.18, the Issuers may use those Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the amount of Excess Loss Proceeds shall be reset to zero.

          (c)          In the event of an Event of Loss with respect to any Collateral pursuant to clause (iii) of the definition of “Event of Loss” with respect to any property or assets that have a fair market value (or replacement cost, if greater) in excess of $2,000,000, the affected Issuer or Restricted Subsidiary, as the case may be, will be required to receive consideration at least equal to the fair market value of the property or assets subject to the Event of Loss.

SECTION 4.19	Escrow of Proceeds; Special Offer to Purchase.

          (a)          On the Issue Date, the Issuers shall deposit $182,600,000 in the ATB Escrow Account pending application of such funds to finance the construction of the ATB Units pursuant to the Construction Contracts.

          In the event that:

          (1)          (x) a performance default by the relevant contractor under a Construction Contract occurs; (y) any Construction Contract is terminated or cancelled; or (z) the option to purchase Hull 933 under the Construction Contracts is not exercised by August 10, 2006 (or such later date as may be agreed by the relevant contractor); and

          (2)          all Indebtedness under the Credit Agreement and any other First Lien Obligations have been repaid in full and all commitments thereunder have been permanently reduced);

the Issuers shall, within 90 days of such occurrence, commence and consummate an offer to purchase (a “Special Offer to Purchase”) from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the amount of escrowed funds that would have been required to be used to make payments under the relevant Construction Contract, but only to the extent not previously paid under such Construction Contract and to the extent not applied to repay First Lien Obligations.  The offer price in any Special Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest, Liquidated Damages, if any, and other amounts due on the Second Lien Obligations.  If the aggregate principal amount of Second Lien Obligations tendered pursuant to a Special Offer to Purchase exceeds the escrowed funds, the Trustee will select the Second Lien Obligations to be purchased on a pro rata basis based on the principal amount of Second Lien Obligations tendered.  To the extent that any escrowed funds remain after consummation of a Special Offer to Purchase pursuant to this Section 4.19, the Issuers may use such amounts for any purpose not otherwise prohibited by this Indenture.  Any Special Offer to Purchase will be made substantially in accordance with the applicable procedures described in Section 3.09 of this Indenture.

SECTION 4.20	Creation of Security Interests on Collateral.

          The Issuers and the Guarantors shall, as soon as practicable, but in any event within 90 days after the Issue Date, record mortgages with respect to the Vessels in such jurisdictions and in such form as is necessary to provide the Trustee and the Collateral Agent with Second Priority Liens on the Vessels and shall deliver within such period (i) satisfactory evidence that such recordings and filings have been made and that insurance covering such Vessel is in place naming the Collateral Agent as a loss payee, (ii) satisfactory evidence that all taxes and fees related to such recordings and filings have been paid and (iii) such opinions or certificates as are required by the Trustee or the Collateral Agent.

SECTION 4.21	Maintenance of Insurance.

          The Issuers shall, and shall cause their Restricted Subsidiaries to, keep, at all times, all of their properties, which are of an insurable nature, insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of a similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

ARTICLE V.

SUCCESSORS

SECTION 5.01	Merger, Consolidation, or Sale of Assets.

          (a)          Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person; unless:

          (i)      either: (A) such Issuer is the survivor; or (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;

          (ii)     the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the Notes, this Indenture, the Collateral Documents and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(iii) immediately after such transaction or series of transactions no Default or Event of Default exists;

(iv) in the case of a transaction involving the Company and not Finance Corp., either:

          (A)          the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made shall, on the date of such transaction or series of transactions after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof;

          (B)          immediately after giving effect to such transaction or series of transactions on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made shall be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transaction; or

          (C)          immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Consolidated Net Worth of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made shall not be less than the Consolidated Net Worth of the Company immediately before such transaction;

          (v)      in the case of a transaction involving the Company and not Finance Corp., either the Company or the Person surviving any such consolidation or merger or to which such sale, assignment, transfer, lease conveyance or other disposition has been made, as applicable, will cause such amendments or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents on the Collateral owned by or transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral, which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction;

(vi) the Collateral owned by or transferred to the Company or the Person formed by such consolidation or merger, as applicable, will:

(A) continue to constitute Collateral under this Indenture and the Collateral Documents; and

(B) not be subject to any Liens other than Permitted Liens; and

          (vii)    such Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture and Collateral Documents (if any) comply with this Indenture and that such supplemental indenture and Collateral Documents (if any) are enforceable, subject to customary exceptions.

          (b)          Notwithstanding the preceding paragraph, the Company is permitted to reorganize as any other form of entity in accordance with the following procedures provided that:

          (i)          the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

(ii) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (iii)        the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the Notes, this Indenture, the Collateral Documents and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(iv) immediately after such reorganization no Default or Event of Default exists; and

          (v)          such reorganization is not materially adverse to the Holders or Beneficial Owners of the Notes (for purposes of this clause (v) a reorganization shall not be considered materially adverse to the Holders or Beneficial Owners of the Notes solely because the successor or survivor of such reorganization (A) is subject to federal, state or local income taxation as an entity or (B) is considered to be an “includable corporation” of an affiliated group of corporations with the meaning of Section 1504(b)(i) of the Code or any similar state or local law).

SECTION 5.02	Successor Limited Partnership Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers in accordance with Section 5.01 hereof, the successor limited partnership formed by such consolidation or into or with which the Issuers is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuers” shall refer instead to the successor limited partnership and not to the Issuers), and may exercise every right and power of the Issuers under this Indenture with the same effect as if such successor Person had been named as the Issuers herein.

ARTICLE VI.

DEFAULTS AND REMEDIES

SECTION 6.01	Events of Default.

          An “Event of Default” occurs if:

                    (a)          the Issuers default in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes and such default continues for 30 days;

                    (b)          the Issuers default in the payment when due of principal of or premium, if any, on the Notes;

                    (c)          the Company or any of its Restricted Subsidiaries fails to comply with any of the provisions of Sections 3.09, 4.10, 4.15 or 5.01 hereof;

                    (d)          the Company or any of its Restricted Subsidiaries fails to observe or perform any covenant, representation, warranty or other agreement in this Indenture, the Notes or the Subsidiary Guarantees (other than the provisions expressly set forth in clauses (a), (b) and (c) above) for 60 days after notice to the Issuers by the Trustee;

                     (e)          a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”)or (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15,000,000 or more; provided that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

                     (f)           failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15,000,000, which judgments are not paid, discharged or stayed for a period of 60 days;

                     (g)          Finance Corp., the Company or any of Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Code:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) generally is not paying its debts as they become due;

                     (h)          a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that:

                           (i)          is for relief against Finance Corp., the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary, in an involuntary case;

                           (ii)        appoints a Custodian of Finance Corp., the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuers or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or

                           (iii)       orders the liquidation of Finance Corp., the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

          (i)          except as permitted in this Indenture, any Subsidiary Guarantee of a Restricted Subsidiary that constitutes a Significant Subsidiary or a group of Restricted Subsidiaries, that taken together, would constitute a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken as a whole, would constitute a Significant Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or

          (j)          unless all of the Collateral shall have been released from the Liens in accordance with the provisions of the Collateral Documents and this Indenture, (i) any default by the Issuers or any of their Restricted Subsidiaries party thereto in the performance of the Collateral Documents which adversely affects the enforceability, validity, perfection or priority of any of the Liens on a material portion of the Collateral granted to the Collateral Agent for its benefit and the benefit of the Trustee and the Holders, (ii) the repudiation or disaffirmation by the Issuers or any of its Restricted Subsidiaries party thereto of its material obligations under the Collateral Documents or (iii) the determination in a final, non-appealable judicial proceeding that any material rights under the Collateral Documents are unenforceable or invalid against the Issuers or any of their Restricted Subsidiaries that are party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Collateral Documents or otherwise cured within 30 days after written notice to the Company by the Trustee).

          The Issuers are required to deliver to the Trustee annually a statement regarding compliance with this Section 6.01.  Upon any Officer of the Company or Finance Corp.

becoming aware of any Default or Event of Default, the Issuers are required to deliver to the Trustee a statement specifying such Default or Event of Default.

SECTION 6.02	Acceleration.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Issuers, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable without further action or notice.  Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders waive any existing Default or Event of Default and its consequences if the waiver would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or Liquidated Damages that has become due solely because of the acceleration) have been cured or waived.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

SECTION 6.03	Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04	Waiver of Past Defaults.

          The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or the principal of, the Notes including in connection with an offer to purchase; provided, however, that the Holders of a majority in aggregate principal amount of then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, to the extent permitted by applicable law.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05	Control by Majority.

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06	Limitation on Suits.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                    (a)          the Holder of a Note has previously given to the Trustee written notice of a continuing Event of Default;

                    (b)          the Holders of at least 25%in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                    (c)          such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                    (d)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                    (e)          during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 6.07	Rights of Holders of Notes to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08	Collection Suit by Trustee.

          If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09	Trustee May File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10	Priorities.

          If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense, and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

          Third:  to the Issuers or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11	Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the cost of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII.

TRUSTEE

SECTION 7.01	Duties of Trustee.

                    (a)          If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

                    (b)          Except during the continuance of an Event of Default:

             (i)          The Trustee need perform only those duties that are specifically set forth in this Indenture and the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.  To the extent of any conflict between the duties of the Trustee hereunder and under the TIA, the TIA shall control.

             (ii)          In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                    (c)          The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                    (d)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

                    (e)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                    (f)          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02	Rights of Trustee.

                    (a)          The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

                    (b)          Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                    (c)          The Trustee is hereby authorized to execute the Security Agreement and any other Collateral Document on behalf of the Holders and to appoint the Collateral Agent, and the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                    (d)          The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                    (e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers.

                    (f)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction.

SECTION 7.03	Individual Rights of Trustee.

                    The Trustee, any Paying Agent, any authenticating agent or registrar in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04	Trustee’s Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05	Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest, if any, on any Note and the failure to make payment on the relevant Redemption Date pursuant to an offer to purchase resulting from a Change of Control, a Special Offer to Purchase or an Event of Loss Offer, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06	Reports by Trustee to Holders of the Notes.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07	Compensation and Indemnity.

          The Issuers shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

          The Issuers shall indemnify each of the Trustee and its directors, officers, employees and agents and any predecessor Trustee and its directors, officers, employees and agents against any and all losses, liabilities, claims, damages or expenses (including taxes other than taxes based upon the income or gross receipts of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Agreement, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, claim, damage or expense may be attributable to its negligence or bad faith.  The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder.  The Issuers shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel.  The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Issuers’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Code.

          The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.08	Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

 (a)     the Trustee fails to comply with Section 7.10 hereof,

(b)      the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(c)      a custodian or public officer takes charge of the Trustee or its property; or

(d)      the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may, at the expense of the Issuers, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may, at the expense of the Issuers, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Notes.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09	Successor Trustee by Merger, Etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10	Eligibility, Disqualification.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or, in the case of a Trustee that is a subsidiary of a bank holding company, its bank holding company parent shall have) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

SECTION 7.11	Preferential Collection of Claims Against Issuers.

          The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12	Additional Rights of Trustee.

          The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture (without duplication of any other similar provisions in any of the Collateral Documents), including without limitation Article VII hereof, including the Trustee’s rights to indemnification and payment/reimbursement of expenses, are extended to and shall be enforceable by the Trustee in connection with each of its capacities under, as a party to and in connection with the performance of any of its duties and obligations under this Indenture and the Collateral Documents.  The terms of this Section 7.12 shall survive the satisfaction and discharge of this Indenture

ARTICLE VIII.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.

          The Issuers may, at the option of their Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02	Legal Defeasance and Discharge.

          Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02. the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and all obligations of the Guarantors on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”)except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below, (ii) the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith and (iv) the Legal Defeasance provisions of this Indenture. For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.01 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

SECTION 8.03	Covenant Defeasance.

          Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 3.09, 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 and 4.21 hereof, Article 5 hereof and Section 10.03 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) hereof and 6.01(i) and 6.01(j) hereof shall not constitute Events of Default.

           If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, each Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee and any security for the Notes (other than the trust) shall be released.

SECTION 8.04	Conditions to Legal or Covenant Defeasance.

           The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

           In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)

the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)

in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)

in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)

no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

(e)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(f)

the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g)

the Issuers shall deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(h)

the Issuers shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

          The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06	Repayment to Issuers.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest and Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest and Liquidated Damages, if any, has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) shall be discharged from such trust; and the

Holder of such Note shall thereafter, as a secured creditor, look only to the Issuers for payment thereof unless an applicable abandoned property law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 8.07	Reinstatement.

          If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers makes any payment of principal of, premium, if any, or interest and Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX.

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01	Without Consent of Holders of Notes.

           Notwithstanding Section 9.02 hereof, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

(a)	to cure any ambiguity, defect or inconsistency;

(b)

to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

(c)

to provide for the assumption of an Issuer’s or Guarantor’s obligations to the Holders of the Notes in the case of a merger, consolidation or sale of all or substantially all of such Issuer’s properties or assets pursuant to Article 5 hereof or of any Guarantor’s properties or assets pursuant to Article 10 hereof;

(d)	to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder,

provided that any change to conform this Indenture to the Offering Memorandum shall not be deemed to adversely affect such legal rights;

(e)	to secure the Notes or the Subsidiary Guarantees pursuant to Section 4.12 hereof;

(f)

to reflect the grant of Liens on the Collateral for the benefit of an additional secured party, to the extent such Indebtedness and the Lien securing such Indebtedness is permitted by the terms of this Indenture;

(g)	to release Collateral from the Liens of this Indenture and the Collateral Documents when permitted or required by this Indenture or the Collateral Documents;

(h)	to provide for the issuance of additional Notes in accordance with the limitations set forth in Sections 2.02 and 4.09 hereof;

(i)	to add any additional Guarantor or to evidence the release of any Guarantor from its Subsidiary Guarantee, in each case as provided in Sections 10.01 and 10.04 hereof;

(j)	to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA or to allow any Guarantor to guarantee the Notes;

(k)	to evidence or provide for the acceptance of appointment under this Indenture of a successor trustee;

(l)	to comply with the rules of any applicable securities depositary;

(m)	to provide for the issuance of Exchange Notes and the related Subsidiary Guarantees; or

(n)

to conform the text of this Indenture, the Guarantees or the Notes to any provision of the Section entitled “Description of Notes” in the Offering Memorandum to the extent that such provision in such “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Notes.

           Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Beneficial Owner or Holder of any Notes for or as an inducement to any consent to any waiver, supplement or amendment of any terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all Beneficial Owners and Holders of the Notes which so consent in the time frame set forth in solicitation documents relating to such consent.

           Upon the request of the Issuers accompanied by a resolution of their Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.02	With Consent of Holders of Notes.

          Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10, 4.15, 4.18 and 4.19 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest and Liquidated Damages, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by a Responsible Officer of the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                    (a)          reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Notes or any Subsidiary Guarantee;

                    (b)          reduce the principal of or change the fixed maturity of any Note or alter or waive in any manner that adversely affects the rights of any Holder of Notes any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10, 4.15, 4.18 and 4.19 hereof and the related definitions;

                    (c)          reduce the rate of or change the time for payment of interest, including default interest, or Liquidated Damages, if any, on any Note;

                    (d)          waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                    (e)          make any Note payable in money other than that stated in the Notes;

                    (f)          make any change that adversely affects the rights of any Holder of Notes in the provisions of this Indenture relating to waivers of past Defaults or make any change to the rights of Holders of Notes to receive payments of principal of or interest or Liquidated Damages, if any, on the Notes;

                    (g)          waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10, 4.15, 4.18 and 4.19 hereof );

                    (h)          release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture;

                    (i)          make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

                    (j) release all or substantially all of the Collateral from the Liens created by the Collateral Documents except as otherwise provided herein or in the Collateral Documents.

SECTION 9.03	Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04	Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05	Notation on or Exchange of Notes.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06	Trustee to Sign Amendments, Etc.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise. The Issuers may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and complies with Section 9.03.

ARTICLE X.

GUARANTEES

SECTION 10.01	Subsidiary Guarantees.

          Subject to Section 10.05 hereof, initially, all the Guarantors listed on Schedule I shall Guarantee the Notes on a second priority senior secured basis.  In the future, any Restricted Subsidiary that becomes a Guarantor shall, jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes and the Obligations of the Issuers hereunder and thereunder, that:

                    (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any (to the extent permitted by law), interest on any interest, if any, and Liquidated Damages, if any, on the Notes, and all other payment Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and

                    (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise.

          Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Issuers. The Guarantors shall agree that their Obligations hereunder shall be unconditional, irrespective of the validity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor shall waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and shall covenant that its Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by the Issuers or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor shall agree that it shall not be entitled to, and shall waive, any right to exercise any right of subrogation in relation to the Holders in respect of any Obligations guaranteed by the Subsidiary Guarantee, except as provided under Section 10.05 hereof. Each Guarantor shall further agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed by the Subsidiary Guarantee may be accelerated as provided in Article 6 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor pursuant to Section 10.05 after the Notes and the Obligations hereunder shall have been paid in full to the Holders under the Subsidiary Guarantees.

SECTION 10.02	Execution and Delivery of Subsidiary Guarantee.

          To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit F hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee on or after the date hereof.

          Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          If an Officer who shall have signed this Indenture or a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.03	Guarantors May Consolidate, Etc., on Certain Terms.

          Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Issuers.

          No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) or sell all or substantially all of its assets to, another Person other than the Company or another Guarantor unless, (i) subject to the following paragraph, (a) the Person formed by or surviving any such merger or consolidation, or to which such sale of assets shall have been made (if other than such Guarantor) assumes all the Obligations of such Guarantor, pursuant to a supplemental indenture substantially in the form of Exhibit D hereto, under this Indenture or (b) the Net Proceeds of such sale or other disposition are applied in accordance with the “Asset Sale” provisions under Section 5.01 hereof; and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

          Notwithstanding the foregoing paragraph, (i) any Guarantor may consolidate with, merge into or transfer all or a part of its properties and assets to the Issuers or any other Guarantor and (ii) any Guarantor may merge with a Restricted Subsidiary of the Issuers that has no significant assets or liabilities and was incorporated solely for the purpose of re-incorporating or re-domesticating such Guarantor in another State of the United States or, if such Guarantor was organized under the laws of a jurisdiction other than a State of the United States, in any foreign country that is a member of the OECD; provided that, in each case, such merged entity continues to be a Guarantor.

          In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit D hereto, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All of the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

SECTION 10.04	Releases Following Release Under All Indebtedness or Sale of Assets.

          In the event of (i) any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 5.01 hereof, (ii) any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 5.01 hereof, (iii) the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.07 hereof or (iv) upon Legal Defeasance or Covenant Defeasance pursuant to Article 8 hereof, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor), or the Person acquiring the property (in the event of such a sale or other disposition of all of the assets of such Guarantor), will be released and relieved of any obligations under its Subsidiary Guarantee; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under such Indebtedness and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Issuers shall also terminate upon such release, sale or transfer and, in the event of any sale or other disposition, that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof. Upon delivery by the Issuers to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligation under its Subsidiary Guarantee. Any Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes and for the other Obligations of such Guarantor under this Indenture as provided in this Article 10.

SECTION 10.05	Limitation on Guarantor Liability; Contribution.

          For purposes hereof, each Guarantor’s liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Issuers under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor “insolvent” (as such term is defined in the Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left such Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; provided that it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors as set forth below, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors shall agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”)under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuers’ obligations with respect to the Notes or any other Guarantor’s Obligations with respect to its Subsidiary Guarantee.

SECTION 10.06	Trustee to Include Paying Agent.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term “Trustee” as used in this Article 10 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

ARTICLE XI.

SATISFACTION AND DISCHARGE

SECTION 11.01	Satisfaction and Discharge.

          This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in this Indenture), when (a) either (i) all such Notes have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or (ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuers has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (b) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (c) the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and (d) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be. In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

ARTICLE XII

COLLATERAL AND SECURITY

SECTION 12.01	Collateral Documents.

          (a)          In order to secure the due and punctual payment of the Notes when and as the same shall be due and payable and the payments of all other Obligations of the Issuers, the Issuers and the Guarantors have entered or will enter into the Collateral Documents to create security interests in the Collateral on a second priority basis in accordance with the terms of the Collateral Documents.  In the event of a conflict between the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement, the Collateral Documents and the Intercreditor Agreement shall control.

          (b)          Each Holder of a Note, by accepting such Note, agrees to all of the terms and provisions of the Collateral Documents and the Intercreditor Agreement.

SECTION 12.02	Application Of Proceeds Of Collateral.

          Upon any realization upon the Collateral, the proceeds thereof shall be applied in accordance with the terms of the Collateral Documents and the terms hereof, subject to the terms of the Intercreditor Agreement.

SECTION 12.03	Possession, Use And Release Of Collateral.

          (a)          Subject to the terms of the Collateral Documents, the Issuers and the Guarantors will have the right to remain in possession and retain control of the Collateral (other than as otherwise set forth in the Collateral Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

          (b)          (i) The Liens created pursuant to the Collateral Documents shall be released automatically in whole in accordance with the Security Agreement:

              (1)          upon payment in full of the principal of, and accrued and unpaid interest and premium, if any, and Liquidated Damages, if any, on the Notes and payment in full of all other Note Obligations with respect to the Notes that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium and Liquidated Damages, if any, are paid; or

(2) upon a defeasance of the Notes in accordance with Section 8.01 hereof.

          (ii)         The Liens in favor of the Collateral Agent under the Collateral Documents will be released with respect to any asset constituting Collateral, in accordance with the Security Agreement, if:

              (1)          the asset has been sold or otherwise disposed of by the Issuers or a Restricted Subsidiary to a Person other than the Issuers or a Restricted Subsidiary in a transaction permitted by, and in accordance with, this Indenture at the time of such sale or disposition;

              (2)          the asset is owned or has been acquired by a Subsidiary that has been released from its Subsidiary Guarantee in accordance with the terms of this Indenture (including by virtue of a Guarantor becoming an Unrestricted Subsidiary);

(3) the Collateral Agent exercises any remedies in respect to such asset, including any sale or other disposition thereof;

(4) the Collateral Agent under the Credit Agreement exercises any remedies in respect to such assets in accordance with the Intercreditor Agreement, including any sale or other disposition thereof;

              (5)          upon payment in full and discharge of all Notes outstanding under this Indenture and all related Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged in accordance with Article XI hereof; or

              (6)          to the extent that the First Priority Liens are released (at any time prior to the discharge of the First Lien Obligations) in accordance with the terms of the Collateral Documents, with respect to any asset constituting part of the Collateral, the Second Priority Liens will be automatically released from such asset as well.

          (c)          The Trustee shall execute and deliver to the Issuers, at the Issuers’ sole expense, all documents that the Issuers shall reasonably request to evidence any release of Collateral described in clause (b) above.

SECTION 12.04	Additional Collateral; Acquisition of Assets or Property.

          (a)          Concurrently with the acquisition (including, without limitation, through the designation, acquisition or creation of a new Restricted Subsidiary) by the Issuers or any Guarantor of any Vessels that secure amounts outstanding at any time under the Credit Facilities, the Issuers shall, or shall cause the applicable Guarantor to, as promptly as practicable:

               (1)           execute and deliver to the Collateral Agent such Collateral Documents and take such other actions as shall be necessary or (in the opinion of the Collateral Agent) desirable to create, perfect and protect a Second Priority Lien in favor of the Collateral Agent on such Vessels (to the extent permitted by applicable law and to the extent otherwise required to be perfected in accordance with the terms of the Collateral Documents);

(2) deliver to the Collateral Agent title and extended coverage insurance covering such Vessel in an amount at least equal to the purchase price of such Vessel;

               (3)           promptly deliver to the Collateral Agent such opinions of counsel (including opinions as to enforceability and perfection of security interests), if any, as the Collateral Agent may reasonably require with respect to the foregoing .

          (b)          Nothing herein shall be deemed to limit the obligations of the Issuers and any Guarantor under Article IV of the Security Agreement or any comparable provision of any other Collateral Document.

SECTION 12.05	Opinion of Counsel.

          So long as the Collateral Documents have not been terminated in accordance with the terms thereof, the Issuers shall deliver to the Trustee and the Collateral Agent, promptly after the execution and delivery of this Indenture and, thereafter at least annually, on May 15 of each year (commencing with May 15, 2007), the Opinion of Counsel referred to in Section 10.01 of the Intercreditor Agreement.  The Issuer shall comply with the provisions of TIA § 314(b) and (d).

SECTION 12.06	Trust Indenture Act Requirements.

          (a)          The release of any Collateral from the Second Priority Lien of any of the Collateral Documents or the release of, in whole or in part, the Second Priority Liens created by any of the Collateral Documents, shall not be deemed to impair the security interests in contravention of the provisions hereof if and to the extent the Collateral or Second Priority Liens are released in accordance with the terms hereof or of the Intercreditor Agreement.  Each of the Holders of the Notes acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Collateral Documents, the Intercreditor Agreement and this Indenture will not be deemed for any purpose to be an impairment of the Collateral Documents or otherwise contrary to the terms of this Indenture. To the extent applicable, the Issuers and the Guarantors shall cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents, to be complied with.  Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Issuers or the relevant Guarantor except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

          In the event the Collateral which is cash, accounts receivable or inventory (“Working Capital Collateral”) are disposed of in the ordinary course of business by the Issuers or any Guarantor pursuant to and in accordance with this Indenture, the Intercreditor Agreement and the Collateral Documents and the associated Lien on such Working Capital Collateral is released in accordance with this Indenture, the Intercreditor Agreement and the Collateral Documents then, so long as the Issuers and the Guarantors have furnished the Trustee all certificates described in Section 12.06(c) that were required to be furnished to the Trustee at or prior to such time, the fair value of such Working Capital Collateral released from the Lien and security interest of the Collateral Documents shall not be considered in determining whether the aggregate fair value of Collateral released from the Lien and security interest of the Collateral Documents in any calendar year exceeds the 10% threshold specified in TIA § 314(d)(1), and the Issuers and the Guarantors need not deliver an Officer’s Certificate (other than as required by Section 12.06(d)) in connection with any such releases of Liens and security interest of the Collateral Documents on such Working Capital Collateral.

          (b)          The Issuers may from time to time file with the Commission a request for an exemption (an “Exemption”) from the requirements of TIA § 314(d) for purposes of the releases of Working Capital Collateral described in the last sentence of Section 12.06(a).  The Issuers shall provide the Trustee with a copy of any such Exemption granted to the Issuers by the SEC and promptly inform the Trustee of any rescission or termination of, or amendment to, such Exemption.

          (c)          In the event that the Issuers wish to release Collateral in accordance with this Indenture and the Collateral Documents and the Issuers have delivered the certificates and documents to the extent required by the Collateral Documents and this Indenture, the Trustee will reasonably determine whether it has received all documentation required by TIA § 314(d) in connection with such release and, based on such determination, will so advise the Collateral Agent with respect to such determination.

          (d)          As required by TIA § 314(d), in the event that any Working Capital Collateral has been released from the Lien and security interest of the Collateral Documents, the Issuers and the Guarantors shall deliver to the Trustee, within 15 days after the end of each of the six month periods ended on May 15 and November 15 of each year (or such dates ending on such other six month periods as shall be agreed upon by the Issuers and the Trustee) an Officers’ Certificate to the effect that all disposals of Working Capital Collateral described in the last sentence of Section 12.06(a), if any, during the immediately preceding six month period were made by the Issuers and the Guarantors in the ordinary course of business and that all proceeds therefrom were used by the Issuers and the Guarantors in connection with the ordinary course of their respective businesses or to make payments on the Securities or as otherwise permitted under this Indenture, the Intercreditor Agreement and the Collateral Documents.

SECTION 12.07	Suits To Protect The Collateral.

          Subject to the provisions of the Intercreditor Agreement, the Trustee and the Collateral Agent shall have the authority to direct, to institute and to maintain such suits and proceedings as each may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture or the TIA, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Second Priority Liens securing the Notes or be prejudicial to the interests of the Holders of the Notes).  Article II of the Intercreditor Agreement shall be a part of this Indenture as if each Section of such Article were stated herein.

SECTION 12.08	Powers Exercisable By Receiver Or Trustee.

          Subject to the Collateral Documents and the Intercreditor Agreement, in case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII upon the Issuers or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article XII.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.01	Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 13.02	Notices.

          Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers:

U.S. Shipping Partners, L.P.
399 Thornall Street
8th Floor
Edison, New Jersey 08837
Telecopier No.: 732-635-1918
Attention: Chief Financial Officer

If to the Trustee:

Wells Fargo Bank, N.A.
Corporate Trust Services
213 Court Street, Suite 703
Middletown, Connecticut 06457
Telecopier No.: (860) 704-6219
Attention: Joseph P. O’Donnell

          The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication of a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed it is duly given, whether or not the addressee receives it.

          If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03	Communication by Holders of Notes with Other Holders of Notes.

          Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.04	Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

                    (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                    (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05	Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

                    (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                    (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                    (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06	Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07	No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse to General Partners.

          No past, present or future director, Officer, employee, incorporator, partner, manager, unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 13.08	Governing Law.

          THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF, SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 13.09	No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10	Successors.

          All agreements of the Issuers in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11	Severability.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12	Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13	Table of Contents, Headings, Etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures Page(s) Follow]

SIGNATURES

Dated as of August 7, 2006

Issuers:

U.S. SHIPPING PARTNERS L.P.

By:	US Shipping General Partner LLC, its general partner

By:	/s/ Paul B. Gridley

Name:	Paul B. Gridley
Title:	Chairman and Chief Executive Officer

U.S. SHIPPING FINANCE CORP.

By:	/s/ Paul B. Gridley

Name:	Paul B. Gridley
Title:	Chairman and Chief Executive Officer

Guarantors:

U.S. SHIPPING OPERATING LLC
USS ATB 1 LLC
USS ATB 2 LLC
USS CHARTERING LLC
USS M/V HOUSTON LLC
USS PRODUCT MANAGER LLC
USS JV MANAGER INC.
USS PC HOLDING CORP.
ITB BALTIMORE LLC
ITB GROTON LLC
ITB JACKSONVILLE LLC
ITB MOBILE LLC
ITB NEW YORK LLC
ITB PHILADELPHIA LLC
USCS ATB LLC
USCS CHEMICAL PIONEER INC.
USCS CHEMICAL CHARTERING LLC
USCS CHARLESTON CHARTERING LLC
USCS CHARLESTON LLC
USCS SEA VENTURE LLC

By:	/s/ Paul B. Gridley

Name:	Paul B. Gridley
Title:	Chairman and Chief Executive Officer

Trustee:

WELLS FARGO BANK, N.A., as Trustee

By:	/s/

Name:
Title:

SCHEDULE I

U.S. Shipping Operating LLC (Delaware)

USS Chartering LLC (Delaware)

ITB Baltimore LLC (Delaware)

ITB Groton LLC (Delaware)

ITB Jacksonville LLC (Delaware)

ITB Mobile LLC (Delaware)

ITB New York LLC (Delaware)

ITB Philadelphia LLC (Delaware)

USCS Chemical Pioneer Inc. (Delaware)

USCS Chemical Chartering LLC (Delaware)

USCS Charleston Chartering LLC (Delaware)

USCS Charleston LLC (Delaware)

USS Houston LLC (Delaware)

USCS Sea Venture LLC (Delaware)

USCS ATB LLC (Delaware)

USS ATB 1 LLC (Delaware)

USS ATB 2 LLC (Delaware)

USS JV Manager Inc.

USS PC Holding Corp.

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF SUPPLEMENTAL INDENTURE

Exhibit E	REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

[Insert the Global Note Legend. if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

(Face of Note)

CUSIP/CINS: ____________

13% Senior Secured Notes due 2014

No. _____	$__________

U.S. SHIPPING PARTNERS, L.P. and U.S. SHIPPING FINANCE CORP.

promise to pay to _____________________, or registered assigns,

the principal sum of _______________________ Dollars on August 15, 2014.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

                    IN WITNESS WHEREOF, the Issuers have caused this Note to be duly executed.

Dated: [___]

U.S. SHIPPING PARTNERS L.P.

By:	US Shipping General Partner LLC, its general partner

By:	/s/

Name:
Title:

U.S. SHIPPING FINANCE CORP.

By:	/s/

Name:
Title:

This is one of the
Notes referred to in the
within-mentioned Indenture:

WELLS FARGO BANK, N.A.,
as Trustee

By:	/s/

Authorized Signatory

(Back of Note)

13% Senior Secured Notes due 2014

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1.          Interest. U.S. Shipping Partners, L.P., a Delaware corporation (the “Company”), and U.S. Shipping Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 13% per annum, from August 7, 2006 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 15, 2007. The Issuers shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal and premium, if any, from time to time on demand at the rate borne on the Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2.          Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York or Minneapolis, Minnesota, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3.          Paying Agent and Registrar. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying

Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

          4.          Indenture. The Issuers issued the Notes under an Indenture dated as of August 7, 2006 (“Indenture”)between the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code § 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuers limited to $100,000,000 in aggregate principal amount.  Additional Notes may be issued pursuant to the Indenture and will be part of the same series as the Initial Notes.

          5.          Security. The Issuers’ and the Guarantors’ Obligations under the Notes, the Indenture and the Subsidiary Guarantees (as applicable) are secured by Second Priority Liens on the Collateral pursuant to the terms of the Collateral Documents.  The actions of the Trustee and the Holders of the Notes secured by such Second Priority Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Intercreditor Agreement.

          6.          Optional Redemption. (a) Except as set forth in subparagraph (b) and (c) of this paragraph 5, the Notes shall not be redeemable at the Issuers’ option prior to February 15, 2011.  Thereafter, the Notes will be subject to redemption at any time at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage

2011	106.500%
2012	103.250%
2013 and thereafter	100.000%

          (b)         Notwithstanding the foregoing, at any time prior to February 15, 2011, the Issuers may redeem all or any portion of the Notes, upon not less than 30 nor more than 60 days prior notice mailed by first class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of redemption (the “Redemption Date”).

          (c)         In addition, at any time before August 15, 2009, the Issuers may on any one or more occasions redeem up to an aggregate of 35% of the principal amount of Notes (including any Additional Notes) outstanding at a redemption price of 113% of the principal amount thereof, plus accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon, to the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes (including Additional Notes) issued under the Indenture remain outstanding immediately after each occurrence of such redemption; and provided, further, that each such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

          (d)        Notice of any redemption, including, without limitation, upon an Equity Offering may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

          7.          Mandatory Redemption. Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          8.          Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”)at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                      (b)          If the Issuers or a Restricted Subsidiary consummates any Asset Sales and the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company shall commence an offer (i) to the extent the proceeds of the Asset Sale do not constitute Collateral, to all Holders of Notes pursuant to the Indenture and all holders of other Pari Passu Indebtedness containing provisions substantially similar requirements with respect to the application of net proceeds from Asset Sales as are contained in the Indenture (an “Asset Sale Offer”)to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds and (ii) to the extent the proceeds of the Asset Sale constitute Collateral, first to all holders of Second Lien Obligations, and second, to the extent any amounts remain, to holders of other Pari Passu Indebtedness containing provisions substantially similar requirements with respect to the application of net proceeds from Asset Sales as are contained in the Indenture,on a pro rata basis the maximum principal amount of Second Lien Obligations and Pari Passu Indebtedness, that is in a denomination of $2,000 or an integral multiple of $1,000, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, thereon  to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other such Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers or such Restricted Subsidiary, as the case may be, may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to this Note.

                      (c)          In the event that (1) (x) a performance default by the relevant contractor under a Construction Contract occurs; (y) any Construction Contract is terminated or cancelled; or (z) the option to purchase the first option tug under the Construction Contracts is not exercised by August 10, 2006 (or such later date as may be agreed by the relevant contractor); and (2) all Indebtedness under the Credit Agreement and any other First Lien Obligations have been repaid in full and all commitments thereunder have been permanently reduced); the Issuers shall, within 90 days of such occurrence, commence and consummate a Special Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the amount that would have been required to be used to make payments under the relevant Construction Contract, but only to the extent not previously paid under such Construction Contract and to the extent not applied to repay First Lien Obligations.

                      (d)          The Issuers are, subject to certain conditions, obligated to make an Event of Loss Offer at 100% of the principal amount, plus accrued and unpaid interest, Liquidated Damages, if any, and any other amounts due with certain Net Loss Proceeds received by the Issuers in connection with an Event of Loss.

          9.         Notice of Redemption. No Notes of $2,000 or less can be redeemed in part. Notice of redemption will be mailed, by first class mail, at least 30 days but not more than 60 days before a redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on Notes or portions thereof called for redemption.

          10.       Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          11.       Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          12.       Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange of the Notes), and any existing

Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest and Liquidated Damages, if any, on the Notes, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuers’ obligations to Holders of the Notes in case of a merger, consolidation or sale of assets or to add any Person as a Guarantor; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; to reflect the grant of Liens on the Collateral for the benefit of an additional secured party, to the extent such Indebtedness and the Lien securing such Indebtedness is permitted by the terms of the Indenture, to release Collateral from the Liens of the Indenture and the Collateral Documents when permitted or required by the Indenture or the Collateral Documents, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or to allow any Guarantor to guarantee the Notes.

          13.       Defaults and Remedies. Events of Default include: (a) default by the Issuers in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes and such default continues for 30 days; (b) default by the Issuers in the payment when due of principal of or premium, if any, on the Notes; (c) failure by the Company or any of its Restricted Subsidiaries to comply with certain provisions of the Indenture that require the Issuers to repurchase Notes at the option of the Holders; (d) failure by the Issuers or any of its Restricted Subsidiaries to observe or perform any covenant, representation, warranty or other agreement in the Indenture, the Notes or the Subsidiary Guarantees (other than as described in clauses (a), (b) and (c) above) for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuers or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”)or (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15,000,000 or more and such default shall not have been cured or acceleration rescinded within five Business Days after such occurrence; (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15,000,000, which judgments are not paid, discharged or stayed for a period of 60 days; (g) Finance Corp., the Company or any of its Restricted Subsidiaries or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Code: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is not paying its debts as they become due; (h) a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that: (i) is for relief against Finance Corp., the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary, in an involuntary case, (ii) appoints a Custodian of Finance Corp., the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of Finance Corp., the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary, or (iii) orders the liquidation of Finance Corp., the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days; (i) except as permitted in the Indenture, any Subsidiary Guarantee of a Restricted Subsidiary that constitutes a Significant Subsidiary or a group of Restricted Subsidiaries, that taken together, would constitute a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or (j) unless all of the Collateral shall have been released from the Liens in accordance with the provisions of the Collateral Documents and the Indenture, (i) any default by the Issuers or any of their Restricted Subsidiaries party thereto in the performance of the Collateral Documents which adversely affects the enforceability, validity, perfection or priority of any of the Liens on a material portion of the Collateral granted to the Collateral Agent for its benefit and the benefit of the Trustee and the Holders, (ii) the repudiation or disaffirmation by the Issuers or any of its Restricted Subsidiaries party thereto of its material obligations under the Collateral Documents or (iii) the determination in a final, non-appealable judicial proceeding that any material rights under the Collateral Documents are unenforceable or invalid against the Issuers or any of their Restricted Subsidiaries that are party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Collateral Documents or otherwise cured within 30 days after written notice to the Company by the Trustee). If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency specified in clause (g) or (h) above occurs with respect to the Issuers, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders waive any existing Default or Event of Default and its consequences if the waiver would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or Liquidated Damages that has become due solely because of the acceleration) have been cured or waived.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or the principal of, the Notes, including an offer to purchase.

          The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          14.       Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

          15.       No Recourse Against Others. No past, present or future director, Officer, employee, incorporator, partner, member or stockholder, of the Issuers or any Guarantor, or of any member, partner or stockholder of any such entity, as such, shall have any liability for any obligations of the Issuers under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          16.        Authentication. This Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee or an authenticating agent.

          17.        Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian) and U/G/M/A (Uniform Gifts to Minors Act).

          18.       Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of August 7, 2006, among the Issuers and the parties named on the signature pages thereof (the “Registration Rights Agreement”).

          19.       CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures. the Issuers has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

U.S. Shipping Partners, L.P. 399 Thornall Street 8th Floor Edison, New Jersey 08837 Telecopier No.: 732-635-1918 Attention: Chief Financial Officer

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:_________________________________________________________________________
(Insert assignee’s legal name)

____________________________________________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)

____________________________________________________________________________________________________________
____________________________________________________________________________________________________________
____________________________________________________________________________________________________________
____________________________________________________________________________________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________________________________________ to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

____________________________________________________________________________________________________________

Date: _________________________
Your Signature: ___________________________________________________________________________________________
(Sign exactly as your name appears on the face of this Note)

SIGNATURE GUARANTEE*: _____________________________________________________________________________

* Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Opinion of Holder to Elect Purchase

          If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

☐ Section 4.10	☐ Section 4.15	☐ Section 4.18	☐ Section 4.19

          If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10, 4.15, 4.18 or 4.19 of the Indenture, state the amount you elect to have purchased:

$_________

Date:	___________________

Your Signature: ___________________________________________________________________________________________
(Sign exactly as your name appears on the face of the Note)

Tax Identification No.: _____________________________________________________________________________________

SIGNATURE GUARANTEE*: _____________________________________________________________________________

* Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL
NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of Authorized signatory of Trustee or Note Custodian

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

U.S. Shipping Partners, L.P.
U.S. Shipping Finance Corp.
399 Thornall Street
8th Floor
Edison, New Jersey 08837
Telecopier No.: 732-635-1918
Attention: Chief Financial Officer

Wells Fargo Bank, N.A.
Corporate Trust Services
213 Court Street, Suite 703
Middletown, Connecticut  06457
Telecopier No.: (860) 704-6219
Attention:    Joseph P. O’Donnell

          Re:     13% Senior Secured Notes due 2014

          Reference is hereby made to the Indenture, dated as of August 7, 2006 (the “Indenture”), between U.S. Shipping Partners, L.P., a Delaware limited partnership (the “Company”), U.S. Shipping Finance Corp., a Delaware corporation (“Finance Corp.”, and together, the “Issuers”), each entity listed on Schedule I hereto (each a “Guarantor”, and collectively, the “Guarantors”) and Wells Fargo Bank, N.A. a national banking association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          _______________________ (the “Transferor”)owns and proposes to transfer the Note[s] or interest in such in such Note[s] specified in Annex A hereto, in the principal amount of $____________ in such Note[s] or interests (the “Transfer”), to ____________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

          1.      ☐     Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United

States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

          2.      ☐     Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

          3.      ☐     Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b) ☐ such Transfer is being effected to the Issuers or a subsidiary thereof;

OR

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

OR

                    (d)      ☐     such Transfer is being effected to an Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the AI Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

          4.       ☐     Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a)      ☐     Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b)      ☐     Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c)      ☐     Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]
By:	/s/

Name:
Title:

Dated: ____________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐	a beneficial interest in the:

	(i)	☐	144A Global Note (CUSIP _________), or

	(ii)	☐	Regulation S Global Note (CUSIP _________), or

(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐	a beneficial interest in the:

	(i)	☐	144A Global Note (CUSIP _________), or

	(ii)	☐	Regulation S Global Note (CUSIP _________), or

	(iii)	☐	Unrestricted Global Note (CUSIP _________); or

(b)	☐	a Restricted Definitive Note; or

(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

U.S. Shipping Partners, L.P.
399 Thornall Street
8th Floor
Edison, New Jersey 08837
Telecopier No.: 732-635-1918
Attention: Chief Financial Officer

Wells Fargo Bank, N.A.
Corporate Trust Services
213 Court Street, Suite 703
Middletown, Connecticut  06457
Telecopier No.: (860) 704-6219
Attention:      Joseph P. O’Donnell

          Re:  13% Senior Secured Notes due 2014

(CUSIP________)

          Reference is hereby made to the Indenture, dated as of August 7, 2006 (the “Indenture”), between U.S. Shipping Partners, L.P., a Delaware limited partnership (the “Company”), U.S. Shipping Finance Corp., a Delaware corporation (“Finance Corp.”, and together, the “Issuers”), each entity listed on Schedule I hereto (each a “Guarantor”, and collectively, the “Guarantors”) and Wells Fargo Bank, a national banking association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________ (the “Owner”)owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $___________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

          1.          Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

          (a)      ☐     Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b)      ☐     Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c)      ☐     Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d)      ☐     Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2.          Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a)      ☐     Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b)      ☐     Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted

Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, Regulation S Global Note, ☐ with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Owner]

By:	/s/

Name:
Title:

Dated:	____________________________

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

          SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of __________________________ between U.S. Shipping Partners, L.P., a Delaware limited partnership (the “Company”), U.S. Shipping Finance Corp., a Delaware corporation (“Finance Corp.”, and together, the “Issuers”), each entity listed on Schedule I hereto (each a “Guarantor”, and collectively, the “Guarantors”) and Wells Fargo Bank, N.A. a national banking association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture (as defined below).

W I T N E S E T H

          WHEREAS, the Issuers has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 7, 2006, providing for the issuance of an aggregate principal amount of $100,000,000 of 13% Senior Secured Notes due 2014 (the “Notes”);

          WHEREAS, Article 10 and Section 4.16 of the Indenture provide that under certain circumstances the Issuers may or must cause certain of their Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Issuers’ Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1.          Agreement to Guarantee. Subject to Section 10.05 of the Indenture, each Guarantor hereby jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes and the Obligations of the Issuers under the Notes or under the Indenture, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes and all other payment Obligations of the Issuers to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

          The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Supplemental Indenture and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of Article 10 of the Indenture are incorporated herein by reference. This Subsidiary Guarantee is subject to release as and to the extent provided in Section 10.04 of the Indenture.

          This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Issuers’ Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

          Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture.

          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized Officers.

          For purposes hereof, each Guarantor’s liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Issuers under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor “insolvent” (as such term is defined in the Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left such Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; provided that it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, or proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantors to contribution from other Guarantors as set forth in the Indentures and any other rights such Guarantors may have, contractual or otherwise, shall be taken into account.

          2.          No Recourse Against Others. No past, present or future director, Officer, employee, incorporator, partner, member, shareholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the

Notes.  Such waiver may not be effective to waive liabilities under the federal securities law and it is the view of the Commission that such waiver is against public policy.

          3.          New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

          4.          Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          5.          Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          6.          The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Guarantor.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:    August [_], 20[__]

Issuers:

U.S. SHIPPING PARTNERS L.P.

By:	US Shipping General Partner LLC, its general partner

By:	/s/

Name:
Title:

U.S. SHIPPING FINANCE CORP.

By:	/s/

Name:
Title:

Guarantors:

U.S. SHIPPING OPERATING LLC
USS ATB 1 LLC
USS ATB 2 LLC
USS CHARTERING LLC
USS M/V HOUSTON LLC
USS PRODUCT MANAGER LLC
USS JV MANAGER INC.
ITB BALTIMORE LLC
ITB GROTON LLC
ITB JACKSONVILLE LLC
ITB MOBILE LLC
ITB NEW YORK LLC
ITB PHILADELPHIA LLC
USCS ATB LLC
USCS CHEMICAL PIONEER INC.
USCS CHEMICAL CHARTERING LLC
USCS CHARLESTON CHARTERING LLC
USCS CHARLESTON LLC
USCS SEA VENTURE LLC
[NEW GUARANTOR]

By:	/s/

Name:
Title:

Trustee:

WELLS FARGO BANK, N.A.

By:	/s/

Name:
Title:

EXHIBIT E

[REGISTRATION RIGHTS AGREEMENT]

E-1

EXHIBIT F

FORM OF NOTATION OF GUARANTEE

                    For value received, each Guarantor (which term includes any successor Person under the Agreement) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of August 71, 2006 (the “Indenture”) among U.S. Shipping Partners, L.P. (the “Company”), U.S. Shipping Finance Corp. (“Finance Corp.”, and together with the Company, the “Issuers”), the Guarantors party thereto (each a “Guarantor”, and collectively, the “Guarantors”) (a) the due and punctual payment of the principal of, premium, if any, interest and Liquidated Damages (as defined in the Indenture), if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, (b) the due and punctual payment of interest on overdue principal, premium, if any (to the extent permitted by law), interest on any interest, if any, and Liquidated Damages (as defined in the Indenture), if any, on the Notes, (c) the due and punctual payment or performance of all other payment Obligations of the Issuers to the Holders or the Trustee under the Indenture or the Notes and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will by promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity (as defined in the Indenture), by acceleration, redemption or otherwise.

                    Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agreed that this is a guarantee of payment and not a guarantee of collection.

                    The obligations of the Guarantors to the Holders pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.

                    The Subsidiary Guarantee will be binding upon each Guarantor and its successors and assigns and will inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party will automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

F-1

          The Subsidiary Guarantee will not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Subsidiary Guarantee is noted has been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.  Capitalized terms used herein have the meaning assigned to them in the Indenture.

U.S. SHIPPING OPERATING LLC
USS ATB 1 LLC
USS ATB 2 LLC
USS CHARTERING LLC
USS M/V HOUSTON LLC
USS PRODUCT MANAGER LLC
USS JV MANAGER INC.
USS PC HOLDING CORP.
ITB BALTIMORE LLC
ITB GROTON LLC
ITB JACKSONVILLE LLC
ITB MOBILE LLC
ITB NEW YORK LLC
ITB PHILADELPHIA LLC
USCS ATB LLC
USCS CHEMICAL PIONEER INC.
USCS CHEMICAL CHARTERING LLC
USCS CHARLESTON CHARTERING LLC
USCS CHARLESTON LLC
USCS SEA VENTURE LLC

By:	/s/ Paul B. Gridley

Name:	Paul B. Gridley
Title:	Chairman and Chief Executive Officer

F-2

ANNEX A

[FORM OF ASSIGNMENTS OF INSURANCE]

ANNEX B

[FORM OF CASH COLLATERAL CONTROL AGREEMENT]

ANNEX C

[FORM OF INTERCREDITOR AGREEMENT]

ANNEX D

[FORM OF MORTGAGE]

ANNEX E

[FORM OF SECURITY AGREEMENT]